SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SUNESIS PHARMACEUTICALS, INC.

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SUNESIS PHARMACEUTICALS, INC.

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 31, 2017

To the Stockholders of Sunesis Pharmaceuticals, Inc.:

The 2017 annual meeting of stockholders of Sunesis Pharmaceuticals, Inc. will be held on Wednesday, May 31, 2017 at 11:00 a.m., local time, at our headquarters located at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California, 94080 for the following purposes:

1.	To elect two directors nominated by the board of directors to serve until the 2020 annual meeting of stockholders, as described in this proxy statement.

2.	To approve, on an advisory basis, the compensation of the Sunesis named executive officers, as disclosed in this proxy statement.

3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Sunesis for the year ending December 31, 2017.

4.	To approve the stock option exchange program, as described in this proxy statement.

5.	To approve the amendment of the Sunesis 2011 Equity Incentive Plan, as described in this proxy statement.

6.	To transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

These items of business are more fully described in this proxy statement. The record date for the annual meeting is April 4, 2017. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on May 31, 2017 at 11:00 a.m., local time, at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080. This proxy statement and our annual report for the fiscal year ended December 31, 2016, including consolidated financial statements, are available to you at: www.proxyvote.com.

Please see the map at www.sunesis.com/site/contact_us.php for directions to our headquarters. We look forward to seeing you at the annual meeting.

By Order of the board of directors,

Daniel N. Swisher, Jr.
Chief Executive Officer and President

South San Francisco, California

April 20, 2017

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please vote as promptly as possible in order to ensure your representation at the meeting. You may vote your shares over the telephone or the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SUNESIS PHARMACEUTICALS, INC.

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

MAY 31, 2017

INFORMATION CONCERNING SOLICITATION AND VOTING

General

We are furnishing these proxy materials to our stockholders in connection with the solicitation of proxies by the board of directors of Sunesis Pharmaceuticals, Inc., which we sometimes refer to herein as the Company, Sunesis or we, for our 2017 annual meeting of stockholders, or the Annual Meeting, to be held on May 31, 2017, and any adjournment, continuation or postponement thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. Our principal executive office is located at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080.

These proxy materials, including a copy of our Annual Report on Form 10-K for the year ended December 31, 2016, this proxy statement and the Notice of Internet Availability of Proxy Materials are first being distributed and made available to stockholders on or about April 20, 2017. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record. If your shares are held in an account at a brokerage firm, bank, dealer or other similar organization, the Notice or voting instructions are being forwarded to you by that organization. The Notice is not a voting form; however, the Notice provides instructions on how to vote by Internet, by telephone, or by requesting and returning a paper proxy card or by voting in person at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. We are providing stockholders who have previously requested to receive paper copies of our proxy materials with paper copies of our proxy materials. We intend to mail the Notice and the full sets of proxy materials to the stockholders as described above on or about April 20, 2017.

The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election. Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

If you receive more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in the Notice or proxy materials to ensure that all of your shares are voted.

Solicitation

The expenses of preparing, printing and distributing the materials used in the solicitation of proxies on behalf of the board of directors will be borne by us. In addition to the solicitation of proxies by use of the mail, we may utilize the services of certain of our officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage houses and other stockholders. We have retained Broadridge Investor Communication Services, or Broadridge, to aid in the distribution of proxies and the provision of telephone and Internet voting services, which will be paid for by us. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Voting Rights

Our common stock is the only type of security entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on April 4, 2017 are entitled to notice of, and to vote on, each of the matters to be voted upon at the Annual Meeting. On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 4, 2017. There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the Annual Meeting. Cumulative voting is not available.

If on April 4, 2017, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy as instructed below to ensure your vote is counted.

If on April 4, 2017, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or voting instructions are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Matters Submitted to a Vote of Stockholders, Voting Quorum, Abstentions and Voting Requirements

There are five matters scheduled for a vote at the Annual Meeting:

•	Proposal No. 1: the election of two directors nominated by the board of directors to serve until the 2020 annual meeting of stockholders;

•	Proposal No. 2: the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

•	Proposal No. 3: the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.

•	Proposal No. 4: the approval of the stock option exchange program, as described in this proxy statement.

•	Proposal No. 5: the approval of the amendment of the Sunesis 2011 Equity Incentive Plan, as described in this proxy statement.

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting.

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxy. A quorum will be present if stockholders holding at least a majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. As of April 4, 2017, the record date for the Annual Meeting, there were 21,460,543 shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee holding your shares in “street name”) or if you vote in person at the Annual Meeting. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares entitled to vote and present either in person or represented by proxy may adjourn the meeting to another date.

Votes will be counted by the inspector of elections appointed for the Annual Meeting. With respect to Proposal No. 1, you may vote “For” all the nominees to the board of directors, “Withhold” your vote for all nominees, or you may “Withhold” your vote for any nominee you specify. With respect to Proposal Nos. 2, 3, 4 and 5, you may vote “For” or “Against” or abstain from voting. Abstentions will be counted towards the vote total with respect to Proposal Nos. 2, 3, 4 and 5, and will have the same effect as “Against” votes. Broker non-votes, which are discussed in greater detail below, will be counted for the purposes of establishing a quorum, but will not be counted for any purpose in determining whether a proposal has been approved. An automated system administered by Broadridge will tabulate all votes cast at the Annual Meeting.

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For Proposal No. 1, which relates to the election of directors, the two nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal No. 2, which relates to the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, must receive “For” votes from the holders of a majority of shares entitled to vote on this matter and present either in person or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 3, which relates to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2017, must receive “For” votes from the holders of a majority of shares entitled to vote on this matter and present either in person or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect; however, Proposal No. 3 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

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To be approved, Proposal No. 4, which relates to the approval of the stock option exchange program, as described in this proxy statement, must receive “For” votes from the holders of a majority of shares entitled to vote on this matter and present either in person or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 5, which relates to the approval of the amendment of the Sunesis 2011 Equity Incentive Plan, as described in this proxy statement, must receive “For” votes from the holders of a majority of shares entitled to vote on this matter and present either in person or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Voting Procedures and Options

The procedures for voting are fairly simple and are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy via the Internet or vote by proxy using a proxy card that you may request. The envelope you may be provided requires no postage if mailed in the United States. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote using the proxy card that you may request, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time, on May 30, 2017 to be counted.

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To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time, on May 30, 2017 to be counted.

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. If you make this election, you will receive an email message shortly after the proxy statement is released containing the Internet link to access our Notice, proxy statement and annual report. The email will also include instructions for voting on the Internet.

In order to receive these materials electronically, follow the instructions to vote on the Internet at www.proxyvote.com and, when prompted, indicate that you agree to access stockholder communications electronically in the future. Your choice to receive proxy materials electronically will remain in effect until you contact our Corporate Secretary and inform us otherwise. You may send an electronic message to corporatesecretary@sunesis.com or contact our Corporate Secretary by mail at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, Attention: Corporate Secretary.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Nominee

If you are a beneficial owner whose stock is held in street name, you should have received a Notice containing voting instructions from your bank, broker or other nominee, rather than from us. Simply follow the voting instructions in such Notice regarding how to instruct your broker or other nominee holding the shares to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

You may request a paper or email copy of the proxy materials at no charge via the Internet at www.proxyvote.com, by calling 1-800-579-1639, or by sending a blank email to sendmaterial@proxyvote.com with your control number by May 17, 2017. Beneficial owners will not otherwise receive a paper or email copy of the proxy materials.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

The Annual Meeting will be held on Wednesday, May 31, 2017 at 11:00 a.m. Pacific Time at our principal executive offices located at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080. Directions to the Annual Meeting may be found at www.sunesis.com/site/contact_us.php. For admission to the Annual Meeting, stockholders may be asked to present proof of identification and a statement from their bank, broker or other nominee reflecting their beneficial ownership of our common stock as of April 4, 2017 as well as a proxy from the record holder to the stockholder.

Voting of Proxies

Stockholder of Record

If you are a stockholder of record and you return a signed proxy card to us or otherwise vote before the Annual Meeting, we will vote your shares as you direct. All shares represented by valid proxies (and not revoked before they are voted) will be voted at the Annual Meeting as follows, unless there are different instructions on the proxy:

•	Proposal No. 1: “For” the election of the two directors nominated by the board of directors to serve until the 2020 annual meeting of stockholders;

•	Proposal No. 2: “For” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules;

•	Proposal No. 3: “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017;

•	Proposal No. 4: “For” the approval of the stock option exchange program, as described in this proxy statement;

•	Proposal No. 5: “For” the approval of the amendment of the Sunesis 2011 Equity Incentive Plan, as described in this proxy statement; and

•	At the proxyholder’s discretion, on such other matters, if any, that may come before the Annual Meeting.

Beneficial Owner

Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If you are a beneficial owner of shares held in “street name” and you do not provide the organization that holds your shares with specific instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters, as further described below. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted toward the vote total for any proposal.

Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors, even if not contested, and executive compensation, including the advisory stockholder vote on executive compensation, and, accordingly, include Proposal Nos. 1, 2 and 4. We encourage you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all proposals.

Revocability of Proxies

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

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delivering written notice of revocation to our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, or in person at the Annual Meeting;

•	submitting a later dated proxy; or

•	attending the Annual Meeting and voting in person.

Your most recent proxy card or telephone or Internet proxy is the one that is counted.

Your attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Internet Availability of Proxy Materials

This proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2016 and a letter to stockholders are available at https://materials.proxyvote.com.

Results of the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Availability of Our Independent Registered Public Accounting Firm

Representatives of Ernst & Young LLP, our independent registered public accounting firm, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. For additional information regarding the Audit Committee and its activities with Ernst & Young LLP, see “Information About the Board of Directors and Corporate Governance” and “Report of the Audit Committee of the Board of Directors.”

YOUR VOTE IS IMPORTANT. ACCORDINGLY, PLEASE VOTE BY PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

PROPOSAL NO. 1

ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS

Our board of directors, or our Board, currently consists of nine members and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term and until their successors are duly elected and qualified, or their earlier death, resignation or removal. In accordance with our amended and restated certificate of incorporation and bylaws, our Board may fill any vacancy on the Board by appointment.

The two nominees for Class III director are David C. Stump, M.D. and Daniel N. Swisher, Jr., each of whom was previously elected by the stockholders and currently serves as a Class III director whose term expires at the Annual Meeting. If re-elected at the Annual Meeting, each of these nominees would serve until our 2020 annual meeting of stockholders and until his or her successor is elected and qualified, or, if sooner, until his or her death, resignation or removal. Each nominee has indicated his or her willingness to continue to serve as a director if re-elected. Our management has no reason to believe that any nominee will be unable to serve. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies will be voted for the election of a substitute nominee proposed by management. The third director in Class III is Matthew K. Fust, who has informed us that he will not stand for reelection at the Annual Meeting.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Proxies cannot be voted for more than two persons. The two nominees nominated by the Board to serve as Class III directors must receive the most “For” votes (among votes properly cast in person or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the nominees named below. Only votes “For” or “Withheld” will affect the outcome.

The following table sets forth certain information as of April 1, 2017 with respect to our directors, including the two persons nominated for election by our Board at the Annual Meeting.

Name	Age	Director Since
James W. Young, Ph.D.	72	2000
Daniel N. Swisher, Jr.	54	2004
Steve R. Carchedi	55	2013
Matthew K. Fust(1)	52	2005
Steven B. Ketchum, Ph.D.	52	2012
Geoffrey M. Parker	52	2016
Dayton Misfeldt	43	2009
Homer L. Pearce, Ph.D.	64	2006
David C. Stump, M.D.	67	2006

(1)	Mr. Fust is currently a Class III director, but will not stand for reelection at the Annual Meeting.

The principal occupations and positions of our directors, including the three persons nominated for election by our Board at the Annual Meeting, for at least the past five years, are as follows:

Class III Directors Continuing in Office Until the 2020 Annual Meeting

David C. Stump, M.D. was most recently Executive Vice President, Research and Development at Human Genome Sciences, Inc., a biopharmaceutical company, serving there from November 1999 until December 2012.

From December 2003 to May 2007, Dr. Stump served as Executive Vice President, Drug Development at Human Genome Sciences and, from November 1999 to December 2003, as its Senior Vice President, Drug Development. Prior to joining Human Genome Sciences, Dr. Stump held roles of increasing responsibility at Genentech, Inc., a biopharmaceutical company, from 1989 to 1999, including Vice President, Clinical Research and Genentech Fellow. Prior to joining Genentech, Dr. Stump was an Associate Professor of Medicine and Biochemistry at the University of Vermont. Dr. Stump is a member of the board of directors of MacroGenics, Inc., a biopharmaceutical company, Portola Pharmaceuticals, Inc., a biopharmaceutical company, and Regenxbio, Inc., a biopharmaceutical company, and a member of the board of trustees of Earlham College. Dr. Stump holds an A.B. from Earlham College and an M.D. from Indiana University and did his residency and fellowship training in internal medicine, hematology, oncology and biochemistry at the University of Iowa. The Board has concluded that Dr. Stump should serve on our Board due to his scientific and clinical expertise and industry background, which are valuable as we continue our drug development efforts.

Daniel N. Swisher, Jr. has served as our Chief Executive Officer, or CEO, and a member of our Board since January 2004 and also as our President since August 2005. From December 2001 to December 2003, he served as our Chief Business Officer and Chief Financial Officer. From June 1992 to September 2001, Mr. Swisher served in various management roles, including Senior Vice President of Sales and Marketing, for ALZA Corporation. Mr. Swisher also serves as non-executive chairman of the board of directors of Cerus Corporation, a biopharmaceutical company, and as a director of Corcept Therapeutics, Inc., a biopharmaceutical company. Mr. Swisher holds a B.A. in History from Yale University and an M.B.A. from the Stanford Graduate School of Business. The Board has concluded that Mr. Swisher should serve on our Board due to his long tenure as our CEO, which brings continuity to the Board, his operational and industry expertise through his previous managerial roles as well as his detailed understanding of our business.

Class I Directors Continuing in Office Until the 2018 Annual Meeting

Steve R. Carchedi currently serves as the Chief Executive Officer and President of Apexian Pharmaceuticals, Inc., an oncology discovery and development company, a position he has held since October 2016. Mr. Carchedi previously served as the Chief Executive Officer and President of Cornerstone Pharmaceticals, Inc., an oncology discovery and development company, from 2014 to 2016, and as the Senior Vice President and President, Commercial Operations for Mallinckrodt Pharmaceuticals from 2012 to 2013. He served as Chief Marketing Officer for General Electric (GE) Healthcare-MDx where he was responsible for leading worldwide marketing for GE’s Medical Diagnostics business. Prior to joining GE Healthcare, Mr. Carchedi held senior commercial leadership positions at Endo Pharmaceuticals, Enzon Pharmaceuticals and McNeil Specialty Pharmaceuticals, a subsidiary of Johnson & Johnson, Eli Lilly & Company and Bristol Myers Squibb. Mr. Carchedi holds a Bachelor of Science in marketing from the West Chester University and a Masters in Business Administration in marketing from Drexel University. The Board has concluded that Mr. Carchedi should serve on our Board due to his experience in oncology drug development and commercialization, which the Board believes are valuable as we continue our drug development efforts.

Geoffrey M. Parker served as the Executive Vice President and Chief Financial Officer of Anacor Pharmaceuticals, Inc., a biopharmaceutical company focused on small-molecule therapeutics, from May 2014 to May 2015 and was Senior Vice President and Chief Financial Officer at Anacor from September 2010 to May 2014. From April 1997 to April 2009, Mr. Parker was a Vice President, Managing Director and Partner at the global investment banking and securities firm Goldman Sachs Group, Inc., leading their West Coast Healthcare Investment Banking practice during that time. Mr. Parker also served in various capacities with Goldman Sachs Group, Inc. from 1990 to 1995 and 1986 to 1988. From 1995 to 1997, Mr. Parker was Vice President at Feibusch & Co., a venture capital firm in Larkspur, California. Mr. Parker is currently a member of the board of directors of ChemoCentryx, Inc., a clinical-stage biopharmaceutical company, Genomic Health, Inc., a provider of genomic-based diagnostic tests, and Perrigo Company plc, a top five global over-the-counter (OTC) consumer goods and pharmaceutical company. Mr. Parker received an A.B. from Dartmouth College in Engineering Sciences and Economics and an M.B.A. from the Stanford Graduate School of Business. The Board has concluded that Mr. Parker should serve on our Board based on his financial expertise, including his experience as Chief Financial Officer of Anacor, the chair of the audit committee of the board of directors of ChemoCentryx and his experience in investment banking, which can enhance the Board’s financial oversight over our operations.

Dayton Misfeldt is an Investment Partner at Bay City Capital LLC, a venture capital firm, and focuses on biopharmaceutical investment opportunities. Prior to joining Bay City Capital in May 2000, Mr. Misfeldt was a Vice President at Roth Capital Partners where he worked as a sell-side analyst covering the biopharmaceutical industry. Mr. Misfeldt has also worked as a Project Manager at LifeScience Economics. Mr. Misfeldt currently serves on the board of directors of Interleukin Genetics, Inc., a genetic testing healthcare company. Mr. Misfeldt received a B.A. in Economics from the University of California, San Diego. The Board has concluded that Mr. Misfeldt should serve on our Board due to his financial expertise and strong understanding of the biotechnology industry, which the Board believes makes him an important resource for the Board as it assesses both financial and strategic decisions.

Class II Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2019

James W. Young, Ph.D. served as Executive Chairman of our Board from December 2003 to April 2009 and has served as non-executive Chairman of our Board since April 2009. From May 2000 to November 2003, Dr. Young served as our Chief Executive Officer. In April 2006, he joined 5AM Ventures, a venture capital firm, as a Venture Partner. From September 1995 to March 2000, Dr. Young served as Vice President of Research, as Senior Vice President, Research and Development, and as Group Vice President at ALZA Corporation, a pharmaceutical company. From September 1992 to August 1995, Dr. Young served as Senior Vice President for Business Development and as President of the Pharmaceuticals Division of Affymax, N.V., a biopharmaceutical company. From September 1987 to August 1992, he served as Senior Vice President for Business Development and as Senior Vice President and General Manager of the Pharmaceuticals Division at Sepracor Inc., a pharmaceutical company. Dr. Young holds a B.S. in Chemistry from Fordham University and a Ph.D. in Organic Chemistry from Cornell University. The Board has concluded that Dr. Young should serve on our Board due to his prior history as our Chief Executive Officer and his long tenure as Board Chairman, which brings continuity to the Board and a depth of understanding. In addition, the Board believes that he brings operational and industry expertise due to his experience in management of other pharmaceutical and biopharmaceutical companies, as well as leadership skills that are important to the Board.

Steven B. Ketchum, Ph.D. served as our Senior Vice President, Research and Development from June 2008 to February 2012. In February 2012, Dr. Ketchum accepted the position of President of Research and Development, Senior Vice President at Amarin Corporation plc, a biopharmaceutical company, and concurrently transitioned from his executive role to a member of our Board. From May 2005 to May 2008, Dr. Ketchum served as Senior Vice President, Research & Development and Medical Affairs of Reliant Pharmaceuticals, Inc., a pharmaceutical company, which was acquired by GlaxoSmithKline in 2007. From June 2002 to April 2005, Dr. Ketchum served as Senior Vice President, Operations and Regulatory Affairs for IntraBiotics Pharmaceuticals, Inc. Dr. Ketchum also held positions at ALZA Corporation from November 1994 to May 2002, most recently as Senior Director, Regulatory Affairs. Dr. Ketchum earned a Ph.D. in Pharmacology from University College London (funded by the Sandoz Institute for Medical Research) and a B.S. in Biological Sciences from Stanford University. The Board has concluded Dr. Ketchum should serve on our Board due to his tenure at Sunesis and his scientific and regulatory expertise and industry background, which position him to make an effective contribution to the Board, and which the Board believes to be particularly important as we continue our drug development efforts and progress towards potential future regulatory filings.

Homer L. Pearce, Ph.D. served in various capacities at Eli Lilly & Company between 1979 and March 2006, including Vice President, Cancer Research and Clinical Investigation from 1994 to 2002 and Distinguished Research Fellow, Cancer Research, Lilly Research Laboratories from 2002 to March 2006. Dr. Pearce is a member of the American Association for Cancer Research, the American Chemical Society and the American

Association for the Advancement of Science. Dr. Pearce holds a B.S. from Texas A&M University and a Ph.D. in Organic Chemistry from Harvard University. The Board has concluded that Dr. Pearce should serve on our Board due to his scientific expertise and industry background, which are valuable as we continue our drug development efforts.

There are no family relationships among any of our executive officers, directors or persons nominated to become one of our directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS COVERED BY PROPOSAL NO. 1.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This nonbinding advisory vote is commonly referred to as a “say-on-pay” vote.

At our 2013 annual meeting of stockholders, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every year, every two years or every three years. The stockholders indicated by advisory vote their preference to hold a say-on-pay vote every year. After consideration of the voting results, the Board elected to hold a stockholder say-on-pay vote every year.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholder’s interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee of the Board, or the Compensation Committee, intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted towards the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

PROPOSAL NO. 3

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board, or the Audit Committee, has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the year ending December 31, 2017 and has further directed that management submit the selection of Ernst & Young for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited our financial statements since our inception in 1998. Representatives of Ernst & Young are expected to be present at our Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Audit Committee is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Sunesis and our stockholders.

Stockholders are requested in this Proposal No. 3 to ratify the selection of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2017. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify this Proposal No. 3. Abstentions will be counted towards the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. However, Proposal No. 3 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

PROPOSAL NO. 4

APPROVAL OF THE STOCK OPTION EXCHANGE PROGRAM

On March 22, 2017, our board of directors authorized the terms of a stock option exchange program, or Option Exchange, pursuant to which our employees, including our executive officers, would be given the opportunity to exchange eligible stock options for new stock options. An eligible stock option generally includes any stock option granted under our 2005 Equity Incentive Award Plan, or 2005 Plan, or our 2011 Equity Incentive Plan, or 2011 Plan and together with the 2005 Plan, referred to as our Equity Plans, that has an exercise price generally equal to or greater than $8.00 per share on the date the Option Exchange commences, or the Commencement Date.

As of February 28, 2017, there were 2,666,385 outstanding stock options, with a weighted average exercise price of $13.32. There were approximately 1.0 million outstanding stock options with an exercise price equal to or greater than $8.00 per share, with a weighted average exercise price of $20.42, that would be eligible stock options for purposes of the Option Exchange.

The board of directors believes that the Option Exchange is in the best interests of stockholders and Sunesis, as new stock options granted under the program will provide added incentive to motivate and retain our talented employees. In addition, it will provide the opportunity to reduce the “overhang” of outstanding stock options, many of which are well out of the money.

Rationale for Option Exchange

The price of our common stock has significantly decreased over the past five years. While we have taken a number of actions to improve the Company’s performance and remain optimistic regarding the Company’s potential, our stock price remains at a relatively low level. On February 28, 2017, the closing price of our common stock on the NASDAQ Global Market was $4.21 per share, resulting in approximately 66.41% of our outstanding stock options being underwater (meaning the stock option exercise price exceeded the market price of our common stock on such date). Our compensatory stock options cannot be sold; they may either be voluntarily exercised when there is a positive spread between the exercise price and the market price of our common stock, or they expire unexercised. Underwater stock options are no longer effective as performance and retention incentives because they provide little or no perceived value to optionholders. In addition, since many of the Company’s options are significantly underwater, the likelihood that there will be a positive spread between their exercise prices and the current or future price of our common stock is too low to provide any meaningful incentive to the optionholders.

Performance and Retention Incentives; Morale

We have designed the Option Exchange to restore equity value, increase retention and motivation in a competitive labor market, provide non-cash compensation incentives and align our employee and stockholder interests for long-term growth. At current stock prices, a vast majority of outstanding stock option awards are of limited benefit in motivating and retaining our employees, including our executive officers. Through the Option Exchange, we believe that we will be able to enhance long-term stockholder value by increasing our ability to retain experienced and talented employees and by aligning the interests of these individuals more fully with the interests of our stockholders. Because most of our outstanding stock options are underwater (and in some cases, significantly so), we face a considerable challenge in maintaining motivation among and retaining our employees, including our executive officers, and there is a possibility that our competitors may be able to offer equity incentives that are more attractive to our employees and executive officers, which in some cases, make the terms of employment at a new employer more attractive than those currently offered at Sunesis. The Option Exchange is designed to address these concerns as well as improve morale among our employees generally and reinvigorate a culture where equity compensation is a key component of our overall compensation package.

None of the new stock options issued under the Option Exchange program will be vested on the date of grant. Stock options issued in the Option Exchange will be subject to one of two vesting schedules, where

(a) new stock options exchanged for options that have already vested as of the date on which the eligible options are exchanged for new options, or the “Exchange Date”, will vest monthly over the two year period from the grant date of such new stock options. and (b) new stock options exchanged for options that have not vested as of the Exchange Date will vest monthly over the three year period from the grant date of such new stock options, in each case subject to the optionholder’s continuous service with us on the applicable vesting date. The stock options eligible to be exchanged generally are subject to a four-year vesting schedule, vesting in substantially equal monthly installments over the 48 months following the grant date, subject to the optionholder’s continuous service with us on each applicable vesting date. Our Compensation Committee believes that implementing a new vesting schedule is appropriate because it encourages retention of employees during the next two to three years, during a pivotal period for the company.

Impact on Compensation Expense

The value of the stock options eligible for exchange was based on the then fair market value of our common stock. Under applicable accounting rules, we will recognize a total of approximately $13.7 million in non-cash compensation expense related to these underwater stock options, $11.8 million of which has already been expensed as of February 28, 2017 and $1.9 million of which we will continue to be obligated to expense, even if these stock options are never exercised because they remain underwater. By replacing stock options that have little or no retention or incentive value with new stock options that will provide both retention and incentive value while not creating significant additional compensation expense, Sunesis will be making efficient use of its resources.

Reduce Stock Overhang

Implementation of the Option Exchange would significantly reduce the number of outstanding stock options. Under the Option Exchange, eligible participants will receive new stock options covering a smaller number of shares than are covered by the surrendered stock options. The number of shares covered by the new stock options will be based on exchange ratios developed by using a Black-Scholes calculation that values the old grant relative to the value of the new grant, such that the new stock options will have a fair value, on an aggregate basis, approximately equal to the fair value of the eligible options that they replace, as described further in the section “Exchange Ratios” below. Exchange ratios will be established shortly before the start of the Option Exchange and will vary depending on the date of grant, the original exercise price of the eligible option and the then-current fair value of the option.

Exercise prices for previously granted stock options outstanding as of February 28, 2017 range from $3.00 to $162.00 per share. As a result, Sunesis has developed a significant stock option “overhang” consisting of issued but unexercised options that are not serving their intended purposes of motivating and retaining employees, including our executives. Significant overhang may portend additional dilution to existing and potential stockholders, and may therefore have the effect of inhibiting additional investment in our common stock, which can have a negative impact on stock price and trading volume. By replacing stock options under the Option Exchange, we have estimated that we can reduce our overhang of issued options by as much as 10%.

Alternatives Considered

Our Compensation Committee considered alternatives to the Option Exchange to provide meaningful performance and retention incentive to our employees, including providing additional new options to employees, exchanging underwater options for full value shares, or exchanging underwater options for a cash payment, and determined that the Option Exchange provides better performance and retention incentives with less cost to the Company or dilution to stockholders.

Structure of the Option Exchange

The board of directors authorized the Option Exchange on March 22, 2017, subject to stockholder approval. It is currently anticipated that the Option Exchange will commence as soon as practicable following approval of this Proposal No. 4 by our stockholders. At the start of the Option Exchange, eligible optionholders holding eligible stock options will receive a written exchange offer that will set forth the precise terms of the Option Exchange. The written offer will be governed by the tender offer rules of the SEC. At or before the commencement of the Option Exchange, we will file the offer to exchange and other related documents with the SEC as part of a tender offer statement on Schedule TO. Eligible optionholders will be given at least 20 business days to elect to participate in the Option Exchange. Eligible optionholders may choose which eligible option grants they wish to exchange, though they may not choose to exchange portions of eligible option grants. Set forth below is a description of the key features of the Option Exchange.

Eligible Participants

The Option Exchange will be available to employees, including our two executive officers, who, at the start of the Option Exchange, are employed by Sunesis and hold outstanding eligible stock options at that time. As of February 28, 2017, we had a total of 37 employees who are not executive officers, plus two executive officers, and eligible stock options were held by approximately 67.6% of our employees who are not executive officers and by both of our executive officers.

Participants in the Option Exchange must continue to be employed by Sunesis on the date the surrendered options are cancelled and replacement stock options are granted. Any employee holding eligible stock options who elects to participate in the Option Exchange but whose employment with us terminates for any reason before the date the new stock options are granted, including a termination due to voluntary resignation, retirement, involuntary termination, layoff, death or disability, would retain his or her eligible options subject to their existing terms and will not receive new stock options in the Option Exchange.

Eligible Stock Options

As of February 28, 2017, there were stock options outstanding to purchase approximately 2,666,385 shares of our common stock under our Equity Plans at a weighted average exercise price of $13.32 per share and with a weighted average remaining life of 6.83 years. These represent approximately 12.7% of the number of shares of our common stock issued and outstanding as of February 28, 2017. Of these outstanding stock options, employees, including our executive officers, held stock options to purchase approximately 1.0 million shares of common stock with exercise prices equal to or greater than $8.00 per share, subject to adjustment as described below. These eligible stock options have a weighted average exercise price of $20.42. Although the exchange ratios cannot be determined prospectively, if we make certain assumptions regarding the fair market value of our common stock on the date the exchange ratios are set, and if 100% of these eligible stock options were to be exchanged and replacement stock options granted in accordance with the exchange ratios described under the section heading “Exchange Ratios” below, then the number of shares of our common stock underlying outstanding stock options, after accounting for the new stock options granted under the Option Exchange, would be reduced by approximately 0.3 million shares, representing approximately 1.4% of the number of shares of our common stock issued and outstanding as of February 28, 2017.

We currently expect that options eligible for exchange will be those options held by eligible participants with an exercise price that is equal to or greater than $8.00, or the Exercise Price Exchange Floor. If our stock price fluctuates significantly prior to the Commencement Date, however, our Compensation Committee may increase or decrease the Exercise Price Exchange Floor to continue to meet the overall goals of the Option Exchange considering the market price of our stock at that time.

Exchange Ratios

Exchange ratios will be designed to result in a fair value of the new stock options that will be approximately equal, on an aggregate basis, to the fair value of the stock options that are surrendered in the Option Exchange (based on valuation assumptions made when the Option Exchange commences). These ratios will be determined by the Compensation Committee shortly before the start of the Option Exchange. Generally, the exchange ratios will be established by grouping together eligible stock options with similar exercise prices. The exchange ratios will be based on the fair value of the eligible stock options (calculated using the Black-Scholes model) within the relevant grouping. Calculation of fair value takes into account variables such as the volatility of our stock, the expected term of a stock option, and interest rates. Although the exchange ratios cannot be determined prospectively, the example below shows how the Option Exchange would work under certain assumptions. As illustrated in the table below, the applicable exchange ratios will vary based on the exercise price of the old option.

For example, if, at the time we set the exchange ratios, the fair market value of our common stock is $4.21 per share (the closing price of our common stock on the NASDAQ Global Market on February 28, 2017), the following exchange ratios would apply:

Exercise Price Range per Share	Number of Outstanding Eligible Options as of February 28, 2017	Exchange Ratio (Surrendered Stock Options: New Stock Options)
$8.00—$19.99	631,688	1.30:1
$20.00 and up	337,722	1.75:1

The total number of shares of common stock issuable upon exercise of new stock options will be determined by dividing the number of shares underlying the surrendered stock option by the applicable exchange ratio and rounding up to the nearest whole share. For purposes of illustration, if the exchange ratios above were to apply, if an eligible employee holds an option to purchase 1,300 shares of Sunesis common stock, with an exercise price of $12.00 per share, he or she would be entitled to exchange that option for a replacement stock option to purchase 1,000 shares of Sunesis common stock, with such replacement stock option having an exercise price equal to the fair market value of our common stock at the time of the exchange (i.e., after applying the applicable 1.30:1 exchange ratio set forth in the table above). An eligible employee or executive officer who holds an option to purchase 1,750 shares of Sunesis common stock, with an exercise price of $25.00 per share would be entitled to exchange that option for a replacement stock option to purchase 1,000 shares of Sunesis common stock, with such replacement stock option having an exercise price equal to the fair market value of our common stock at the time of the exchange (i.e., after applying the applicable 1.75:1 exchange ratio set forth in the table above).

Vesting Schedules for New Options

New stock option awards will not be vested on the date of grant and will be subject to a new vesting schedule. New stock options exchanged for options that have vested as of the Exchange Date will vest monthly over the two year period from the grant date of such new stock options, and new stock options exchanged for options that have not vested as of the Exchange Date will vest monthly over the three year period from the grant date of such new stock options, in each case, subject to the optionholder’s continued service with us on the applicable vesting date. The new vesting schedule supports the nature of stock options as an incentive vehicle, recognizes the prior services and contributions by eligible participants and provides for additional years of retention.

Term for New Options

The new stock options will expire seven years following the date the new options are granted.

Intended Implementation of the Option Exchange As Soon As Practicable Following Stockholder Approval

We expect that the Option Exchange will begin as soon as practicable, but no later than four (4) months following stockholder approval, if received. Our board of directors reserves the right to amend, postpone or, under certain circumstances, cancel the Option Exchange once it has commenced, but the Option Exchange will not be materially amended in a manner more beneficial to eligible participants without first seeking additional stockholder approval.

Impact of Option Exchange on Surrendered Options

All stock options surrendered as part of the Option Exchange which are not granted as new options, which number is estimated at approximately 0.3 million stock options assuming 100% participation in the Option Exchange, will be returned to the share reserve of the 2011 Plan and will be available for future grant under the 2011 Plan.

Option Exchange Process

Additional information about how we expect to conduct the Option Exchange, if approved by stockholders, is set forth below. While the terms of the Option Exchange are expected to conform to the material terms described above in this Proposal No. 4, we may find it necessary or appropriate to change the terms of the Option Exchange from those described in this Proposal 4 to take into account our administrative needs, accounting rules, company policy decisions or to comply with any comments we receive from the SEC. We may decide not to implement the Option Exchange even if stockholder approval of the Option Exchange is obtained, or we may delay, amend or terminate the Option Exchange once it is in progress. The final terms of the Option Exchange will be described in the exchange offer documents that will be filed with the SEC and available at www.sec.gov.

Overview of the Option Exchange Process

Upon initiation of the Option Exchange, eligible participants holding eligible stock option awards will receive a written offer setting forth the precise terms of the Option Exchange and may voluntarily elect to participate. All employees, including our executive officers, who are employed by us on the Commencement Date, are still employed by us on the grant date, and hold eligible stock option awards may participate in the Option Exchange. Eligible participants will be given at least 20 business days to elect to surrender eligible stock options in exchange for a smaller number of new stock options. Upon completion of the Option Exchange, surrendered stock options will be cancelled (but will be returned to the share reserve and will be available for future grant under the 2011 Plan) and new stock options will be granted promptly.

The 2011 Plan will govern any terms or conditions of new options not specifically addressed by the Option Exchange described in this proxy statement. Additionally, all of the new options will be incentive stock options (that is, they will qualify for the tax-favored treatment under Section 422 of the Internal Revenue Code) to the extent allowable.

Election to Participate

Eligible participants will receive a tender offer document and will be able to voluntarily elect to participate in the Option Exchange. If you are both a stockholder and an employee holding stock options that are potentially subject to the Option Exchange, note that voting to approve the Option Exchange does not constitute an election to participate in the Option Exchange. The written exchange offer documents described above will be provided if and when the Option Exchange is initiated; you can elect to participate after that time only.

Impact of Option Exchange on Number of Options Issued

Our intent was to establish exchange ratios that will result in the issuance of new stock options in the Option Exchange that the Compensation Committee believes is appropriate for eligible options grouped together based on stock options with similar exercise prices. The following table illustrates the impact of the Option Exchange on the number of stock options issued, assuming that the fair market value of our common stock on the date we set the exchange ratios was $4.21 (the closing price of our common stock on the NASDAQ Global

Market on February 28, 2017) and that 100% of eligible participants (as of such date) exchange 100% of their eligible stock options in the Option Exchange.

IMPACT OF OPTION EXCHANGE ON NUMBER OF OPTIONS ISSUED

	Underwater Option Grant			Exchange
Exercise Price Range per Share	Number of Existing Options	Percent That are 100% Vested	Weighted Average Exercise Price	Exchange Ratio	Total New Options Granted	Potential Net Shares Recaptured
$8.00—$19.99	631,688	86.4%	$11.83	1.30:1	485,914	145,774
$20.00 and up	337,722	86.0%	$36.50	1.75:1	192,984	144,738

Totals:	969,410	N/A	N/A	N/A	678,898	290,512

As described above under the section “Exchange Ratios”, the total number of shares of common stock issuable upon exercise of new stock options a participant will receive with respect to a surrendered eligible option will be determined by dividing the number of shares underlying the surrendered stock option by the applicable exchange ratio and rounding up to the nearest whole share.

Effect on Stockholders

Under the terms of the Option Exchange, the new stock options will have a fair value that will be approximately equal, on an aggregate basis, to the fair value of the cancelled options they replace as of the date of the Option Exchange. While we cannot predict how many employees will elect to participate in the Option Exchange, assuming that 100% of eligible optionholders as of February 28, 2017 participate in the Option Exchange and that the exchange ratios set forth in the table under the heading “Exchange Ratios” are applied, eligible stock options exercisable in exchange for approximately 1.0 million shares of our common stock as of February 28, 2017 would be surrendered and cancelled, while stock options exercisable in exchange for approximately 0.7 million shares of our common stock would be issued, resulting in a net reduction in our issued option overhang of approximately 0.3 million shares.

Interests of Our Directors and Executive Officers in the Option Exchange

Our directors will not be permitted to participate in the Option Exchange. Our executive officers will be permitted to participate in the Option Exchange to the extent they are employed by Sunesis at the start of the Option Exchange and hold outstanding eligible stock options at that time. The following table shows the number of shares subject to eligible stock options held by our named executive officers as of February 28, 2017 and the number of shares subject to new stock options that they may receive assuming, for purposes of illustration only, that each named executive officer remains eligible to and decides to, exchange all of his eligible stock options.

Name	Title	Maximum Number of Shares Underlying Eligible Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)	Hypothetical Number of Shares Underlying New Options that May be Granted Based on Specified Assumption
Daniel N. Swisher, Jr.	Chief Executive Officer and President	361,909	$19.32	5.38	257,760
Eric H. Bjerkholt(1)	Executive Vice President, Corporate Development and Finance and Chief Financial Officer	171,876	$19.03	5.12	123,930

(1)	On April 7, 2017, Mr. Bjerkholt tendered his resignation as an officer and employee of the Company, effective April 27, 2017. Because Mr. Bjerkholt will not be an employee at the start of the Option Exchange, he will not be eligible to participate.

Accounting Impact

The incremental compensation cost associated with the Option Exchange will be measured as the excess, if any, of the fair value of each award of new stock option granted to participants in the Option Exchange, measured as of the date the new stock options are granted, over the fair value of the stock options surrendered in exchange for the new stock options, measured immediately prior to the cancellation. This incremental compensation cost, if any, is not expected to be material, and will be recognized ratably over the vesting period of the new stock options.

Material U.S. Federal Income Tax Consequences of the Option Exchange

The exchange of stock options pursuant to the Option Exchange should be treated as a non-taxable exchange because the new stock options will have an exercise price equal to the fair market value of Sunesis common stock on the grant date. Sunesis and participants in the Option Exchange should not recognize any income for U.S. federal income tax purposes upon the grant of the new stock options. To the extent permissible, new stock options granted under the Option Exchange will be incentive stock options for U.S. federal income tax purposes. Tax effects may vary in other countries; a more detailed summary of tax considerations will be provided to all participants in the Option Exchange documents.

Required Stockholder Vote

Approval of the Option Exchange requires the affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will be counted towards the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Recommendation of the Board of Directors

We strongly believe that granting equity compensation in the form of stock options that vest over time is a critical factor in our ability to attract, motivate and retain talent in the highly competitive industry in which we operate. We believe that cultivating and retaining this talent is a significant factor in our ability to attain long-term improved company performance and stockholder returns. Therefore, we consider approval of the Option Exchange to be important to our future success.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL NO. 4.

PROPOSAL NO. 5

APPROVAL OF THE SUNESIS PHARMACEUTICALS, INC.

AMENDED 2011 EQUITY INCENTIVE PLAN

Overview

We are asking our stockholders in this Proposal No. 5 to approve our 2011 Equity Incentive Plan, as amended by our Board on March 22, 2017, in order to (i) increase the limit on the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options under the Amended 2011 Plan (the “ISO Limit”) from 5,833,333 shares of our common stock to 15,000,000 shares of our common stock, (ii) increase the limit of the maximum number of shares of our common stock subject to options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted (collectively, for purposes of this proposal, the “Appreciation Awards”) that may be granted under the Amended 2011 Plan to any participant in any calendar year to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)(the “Appreciation Awards Limit”) from 500,000 shares of our common stock to 3,000,000 shares of our common stock, and (iii) revise the permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the Amended 2011 Plan to reflect the elimination of the concept of “extraordinary items” from the GAAP method of accounting. We also refer to our Amended 2011 Plan, as amended by our Board on March 22, 2017, as the “Amended 2011 Plan” throughout this proxy statement.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to approve the Amended 2011 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Reasons to Approve the Amended 2011 Plan

Our Amended 2011 Plan was originally approved by our Board on March 15, 2011 and our stockholders on June 3, 2011. On March 22, 2017, based on the recommendations of our Compensation Committee, our Board adopted the Amended 2011 Plan, subject to stockholder approval, to (i) increase the ISO Limit from 5,833,333 share of our common stock to 15,000,000 shares of our common stock, (ii) increase the Appreciation Awards Limit from 500,000 shares of our common stock to 3,000,000 shares of our common stock, and (iii) revise the permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the Amended 2011 Plan to reflect the elimination of the concept of “extraordinary items” from the GAAP method of accounting.

On September 7, 2016, we effected a one-for-six reverse stock split of our outstanding common stock (the “2016 Reverse Split”), which automatically (a) reduced the ISO Limit from 35,000,000 share of our common stock to 5,833,333 shares of our common stock and (b) reduced the Appreciation Awards Limit from 3,000,0000 shares of our common stock to 500,000 shares of our common stock. The 35,000,000 share ISO Limit and the 3,000,000 Appreciation Awards Limit were approved by our stockholders in June 2011 as part of the approval of the 2011 Plan at that time. Our Board believes that the reduction in the ISO Limit and the Appreciation Awards Limit, effected as a consequence of the 2016 Reverse Split, limits our ability to use the 2011 Plan to provide long-term equity-based incentive compensation to our employees consistent with our compensation philosophy described in the Compensation Discussion and Analysis in this proxy statement.

We believe that the increase of the ISO Limit to 15,000,000 shares of our common stock and the increase of the Appreciation Awards Limit to 3,000,000 shares of our common stock will allow us to utilized our Amended 2011 Plan to provide equity-based incentive compensation to our employees as intended by our stockholders upon the original adoption of the 2011 Plan and consistent with our compensation philosophy approved by our stockholders.

Description of the Amended 2011 Plan

The material features of the Amended 2011 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended 2011 Plan. Stockholders are urged to read the actual text of the Amended 2011 Plan in its entirety, which is appended to this proxy statement as Appendix A.

General

The Amended 2011 Plan provides for the grant of stock options (including incentive stock options and nonstatutory stock options), restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards and performance awards that may be settled in cash, stock or other property.

Shares Available for Awards

The total number of shares of our common stock initially reserved for issuance under the 2011 Plan was 6,041,856 shares, or the Share Reserve.

Additionally, the Share Reserve will automatically increase on January 1st each year for a period of 10 years, starting on January 1, 2012 and continuing through January 1, 2021, by 4.0% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, or such lesser number of shares of our common stock as determined by our Board. The Share Reserve does not limit the number of stock awards that can be granted under the Amended 2011 Plan so long as the number of shares of our common stock issued pursuant to stock awards under the Amended 2011 Plan does not exceed the Share Reserve. The Share Reserve was increased by 1,870,968, 2,602,609, and 2,173,964, 2,644,076, and 3,460,712 shares in 2012, 2013, 2014, 2015 and 2016, respectively, pursuant to this provision. The total Share Reserve, including these automatic increases, prior to the Reverse Split was 18,794,185. Immediately after the Reverse Split, the Share Reserve was 3,132,364. As of January 1, 2017, the Share Reserve was automatically increased by 836,981 shares.

If a stock award granted under the Amended 2011 Plan expires or otherwise terminates without being exercised in full or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the Amended 2011 Plan. In addition, the following types of shares under the Amended 2011 Plan may become available for the grant of new stock awards under the Amended 2011 Plan: (i) shares that are forfeited to or repurchased by us prior to becoming fully vested; (ii) shares withheld to satisfy income or employment withholding taxes; and (iii) shares used to pay the exercise price of a stock option. Shares issued under the Amended 2011 Plan may be previously unissued shares or reacquired shares bought by us on the open market. As of the date hereof, no awards have been granted and no shares of our common stock have been issued under the Amended 2011 Plan.

Eligibility

As of February 28, 2017, all of our approximately 39 employees, eight non-employee directors and approximately 30 consultants are eligible to participate in the Amended 2011 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2011 Plan only to our employees (including our officers) and employees of our qualifying affiliates.

Administration

The Amended 2011 Plan may be administered by our Board, which may in turn delegate authority to administer the Amended 2011 Plan to a committee. Such committee may consist solely of either two or more “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Our Board has delegated administration of the Amended 2011 Plan to the Compensation Committee of the Board, or the Compensation Committee, but has retained the authority to concurrently administer the Amended 2011 Plan with the Compensation Committee and may, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. Therefore, references in this Proposal No. 5 to the “Compensation Committee” or the “Board” may generally be read interchangeably, except to the extent explicitly stated otherwise or expressly required by law otherwise.

Subject to the terms of the Amended 2011 Plan, the Compensation Committee may determine the participants or awards, numbers and types of awards to be granted, and the terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Compensation Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Amended 2011 Plan.

Repricing, Cancellation and Re-Grant of Stock Awards

Under the Amended 2011 Plan, the Board does not have the authority to reprice any outstanding stock options or stock appreciation rights by reducing the exercise price of the stock award or to cancel any outstanding underwriter stock options or stock appreciation rights in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Stock Options

A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. Stock options may be granted under the Amended 2011 Plan pursuant to stock option agreements. The Amended 2011 Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “ Limitations “ below), may not be less than 110% of such fair market value. As of February 28, 2017, the closing price of our common stock as reported on the Nasdaq Capital Market was $4.21 per share.

In general, the term of stock options granted under the Amended 2011 Plan may not exceed 10 years. Unless the terms of an optionholder’s stock option agreement or other agreement with us provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to the optionholder’s death or disability, the optionholder or his or her beneficiary, as applicable, may exercise the vested portion of any stock options for up to 18 months after the date the optionholder’s service relationship ends. Except as explicitly provided otherwise in an optionholder’s stock option agreement, if an optionholder’s service relationship with us, or any affiliate of ours, is terminated for cause, all stock options terminate upon the occurrence of the event giving rise to our right to terminate the optionholder for cause. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any other reason, the optionholder may exercise the vested portion of any stock options for up to three months after the date the service relationship ends, unless the terms of the applicable stock option agreements or other agreement with us provide for a longer or shorter period to exercise the stock options. Under the Amended 2011 Plan, the stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2011 Plan will be determined by our Board and may include cash, check, bank draft or money order made payable to us, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, tender of common stock previously owned by the optionholder, a net exercise (for NSOs only), or other legal consideration approved by our Board and specified in the applicable stock option agreement.

Stock options granted under the Amended 2011 Plan generally become exercisable in cumulative increments, or “vest,” at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2011 Plan may be subject to different vesting schedules as our Board may determine. The Board also has flexibility to provide for accelerated vesting of equity awards in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or pursuant to a domestic relations order. An optionholder may designate a beneficiary who may exercise the stock option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the stock option exercise price must be at least 110% of the fair market value of the stock subject to the stock option on the date of grant; and

•	the term of any ISO must not exceed five years from the date of grant.

ISO Limit, Appreciation Awards Limit

Pursuant to the Amended 2011 Plan, the aggregate maximum number of shares that may be issued pursuant to the exercise of ISOs is 15,000,000 shares of our common stock. This ISO limit is 5,833,333 shares of our common stock before the amendment of the 2011 Plan. Pursuant to the Amended 2011 Plan, no participant may be granted Appreciation Awards under the Amended 2011 Plan covering more than 3,000,000 shares of our common stock in any calendar year. This Appreciation Awards Limit is 500,000 shares of our common stock before the amendment of the 2011 Plan.

Restricted Stock Awards

Restricted stock awards are grants of shares of our common stock that may be subject to forfeiture in accordance with a vesting schedule determined by our Board. Restricted stock may be granted under the Amended 2011 Plan pursuant to restricted stock award agreements. Restricted stock may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or an affiliate of ours, or any other form of legal consideration (including future services) acceptable to our Board. Rights to acquire shares of restricted stock may be transferred only as set forth in the applicable restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock that has not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock units are rights to receive shares of our common stock or cash equal to the value of shares of our common stock at the end of a set period. Restricted stock units may be granted under the Amended 2011 Plan pursuant to restricted stock unit award agreements. A participant’s payment of any purchase price upon delivery of shares of our common stock subject to restricted stock units may be made in any legal form acceptable to the Board. We will settle a payment due to a participant with respect to restricted stock units by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by our Board and set forth in the applicable restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by restricted stock units. Restricted stock units may be subject to vesting in accordance with a vesting schedule determined by our Board. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights are rights to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date for the number of shares of our common stock that are exercised. Stock appreciation rights may be granted under the Amended 2011 Plan pursuant to a stock appreciation rights agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Board but may not be less than 100% of the fair market value of our common stock on the date of grant. Stock appreciation rights may be subject to vesting in accordance with a vesting schedule determined by our Board. Stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by our Board and set forth in the stock appreciation right agreement. Stock appreciation rights are subject to the same conditions upon termination and restrictions on transfer as stock options under the Amended 2011 Plan (as described under “ Stock Options “ above).

Performance Awards

The Amended 2011 Plan provides for the grant of two types of performance awards: (i) performance stock awards and (ii) performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment of specified performance goals during a specified performance period. The Compensation Committee will determine the length of any performance period, the performance goals to be achieved during the performance period and the measure of whether and to what degree the performance goals have been attained. The maximum number of shares of our common stock and the maximum value that may be granted to any participant in a calendar year with respect to performance awards (the “Performance Stock Award Limit”) may not exceed 333,333 shares of our common stock, in the case of performance stock awards and $2.0 million, in the case of performance cash awards. The Performance Stock Award Limit was automatically reduced from 2,000,000 shares to 333,333 shares in connection with the 2016 Reverse Split.

In granting a performance award, the Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or the performance goals, will be measured for purposes of determining whether the participant may be granted, vest in or exercise such award. The Compensation Committee will establish the performance goals based upon one or more criteria, or the performance criteria, enumerated in the Amended 2011 Plan and described below. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify whether the performance goals have been satisfied.

Performance goals under the Amended 2011 Plan will be determined by the Compensation Committee, based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that a performance award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Compensation Committee is authorized to determine whether, when calculating the attainment of performance goals for a performance period, to exclude one or more of the following: (i) restructuring and/or other nonrecurring charges; (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) the effects of changes to generally accepted accounting principles; (iv) the effects of any statutory adjustments to corporate tax rates; (v) the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; and (ix) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans. In addition, the Compensation Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to our common stock may be granted under the Amended 2011 Plan. Our Board will have sole and complete authority to determine the persons to whom and the time or times at which other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Board will appropriately adjust: (i) the classes and maximum number of securities subject to the Amended 2011 Plan; (ii) the classes and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; (iii) the classes and maximum number of securities that may be awarded to any person pursuant to the Section 162(m) limits under the Amended 2011 Plan; and (iv) the classes and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

In the event of certain specified significant corporate transactions, our Board has the discretion to take any one of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board may deem appropriate; or

•

make a payment equal to the excess of (i) the value of the property the participant would have received upon exercise of the stock award over (ii) the exercise price otherwise payable in connection with the stock award.

Our Board is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Change in Control

Unless otherwise provided in the applicable stock award agreement or any other written agreement between us or any affiliate and the participant, in the event of a change in control (as specified in the Amended 2011 Plan), all outstanding stock awards under the Amended 2011 Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for outstanding stock awards, then, with respect to any such stock awards that are held by participants whose continuous service with us or an affiliate has not terminated prior to the effective date of the change in control, the vesting and exercisability of such stock awards will be accelerated in full contingent upon the effectiveness of the change in control. In the event of a change in control in which the surviving or acquiring entity (or its parent company) assumes, continues or substitutes outstanding stock awards and with respect to any stock awards that are held by participants whose continuous service with us or an affiliate has not terminated prior to the effective date of the change in control, if such participant’s continuous service terminates due to an involuntary termination (not including death or disability) without cause or due to a voluntary resignation with good reason in either case on or within 12 months after the effective time of such change in control, the vesting and exercisability of such stock awards will be accelerated in full effective as of the date of the participant’s termination of continuous service.

If any payment or benefit a participant would receive pursuant to a change in control would constitute a “parachute payment” within the meaning of Section 280G of the Code and be subject to the excise tax imposed by Section 4999 of the Code, then such payment will be reduced to such amount that would result in no portion of the payment being subject to the excise tax or the largest portion of the payment, after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax, that results in the participant’s receipt (on an after-tax basis) of the greater amount of the payment notwithstanding that all or a portion of the payment may be subject to the excise tax.

The acceleration of vesting of a stock award in the event of a corporate transaction or change in control under the Amended 2011 Plan may be viewed as an anti-takeover provision, which may discourage a proposal to acquire or otherwise obtain control of the Company.

Plan Amendments

Our Board has the authority to amend or terminate the Amended 2011 Plan. However, no amendment or termination of the Amended 2011 Plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Amended 2011 Plan as required by applicable law and listing requirements.

Plan Termination

Unless sooner terminated by our Board, the Amended 2011 Plan will automatically terminate on the day before the tenth anniversary of the date the Amended 2011 Plan is adopted by the Board or approved by our stockholders, whichever is earlier.

U.S. Federal Income Tax Consequences

The information set forth below is only a summary and does not purport to be complete. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under an award. The Amended 2011 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income and the recognition of the deductions are subject to the requirement that the amounts constitute an ordinary and necessary business expense for us and are reasonable in amount, the limitation on the deduction of executive compensation under Section 162(m) of the Code and the timely satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock option over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The Amended 2011 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share of common stock received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, or the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share of common stock and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share of common stock received on exercise of an ISO before the end of the required holding period, or a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share of common stock on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share of common stock on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, recognized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share of common stock on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

The amount by which the fair market value of a share of stock received on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share of common stock in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share received on exercise of an ISO is increased by the amount of the adjustment with respect to that share of common stock for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share of common stock received on exercise of an ISO that is disposed of after the required holding period. If there is a disqualifying disposition of a share of common stock, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Restricted Stock Awards

Generally, a participant will recognize ordinary income at the time restricted stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received (e.g., the employee is required to work for us for a period of time to transfer or sell the stock), the participant generally will not recognize income until the stock vests, at which time the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it vests over any amount paid by the participant in exchange for the stock. A participant may, however, file an election with the Internal Revenue Service within 30 days following his or her receipt of the restricted stock to recognize ordinary income as of the date the participant receives the restricted stock equal to the excess, if any, of the fair market value of the restricted stock on the date the stock is granted over any amount paid by the participant for the stock.

The participant’s basis for the determining gain or loss upon the subsequent disposition of restricted stock will be the amount paid for such shares plus any ordinary income recognized either when the restricted stock is received or when it vests.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.

Stock Appreciation Rights

Generally, there is no taxation upon the grant of a stock appreciation right. On exercise, a participant will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.

Restricted Stock Unit Awards

Generally, a participant who is granted restricted stock units that are structured to comply with the requirements of Section 409A of the Code or an exemption from Section 409A will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the participant in exchange for the shares.

If necessary to comply with the requirements of Section 409A of the Code, the shares of our common stock underlying restricted stock units will be delivered only upon one of the following events: a fixed calendar date (or dates), the participant’s separation from service, death or disability, or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exemption from the requirements of Section 409A of the Code, the participant will owe a 20% federal tax plus interest on any taxes owed, in addition to the ordinary income tax described above.

The participant’s basis for determining gain or loss upon the disposition of shares received under restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the shares of common stock are delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.

Section 162 Limitations

Section 162(m) of the Code denies a federal income tax deduction for specified compensation in excess of $1.0 million per year paid to the CEO and the three other most highly paid exercise officers, other than the chief financial officer, of a publicly traded corporation. Compensation that qualifies as “performance-based compensation” is exempt from the deduction limitations of Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation.

The Amended 2011 Plan is intended to enable the Compensation Committee to grant stock awards and performance cash awards that are exempt from the deduction limitations of Section 162(m). Under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the stockholders approve such per-employee limitation is, and (iv) the exercise or strike price of a stock award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards, performance awards and other stock awards will qualify as performance-based compensation, provided that (a) the award is approved by a compensation committee composed solely of “outside directors,” (b) the award is granted, vests or is settled, as applicable, only upon the achievement of objective performance goals established in writing by the Compensation Committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the grant, vesting or settlement, as applicable of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the maximum amount, payable upon attainment of the performance goal). Approval of this Proposal No. 3 constitutes approval of the material terms and award limitations under Section 162(m).

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2016.

	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options (#)		Weighted- average exercise price of outstanding options ($)	Number of securities Remaining available for issuance under equity compensation plans (excluding securities reflected in column (A)) (#)
Equity Compensation Plans Approved by Stockholders(1)	2,641,058	(2)	13.50	134,590	(3)
Equity Compensation Plans Not Approved by Stockholders	—		—	—

Total	2,641,058		13.50	134,590

(1)	Includes securities issuable under our 2011 Plan and 2011 ESPP.

(2)	Excludes purchase rights currently accruing under the ESPP. Offering periods under the ESPP are 12-month periods, which are comprised of two six-month purchase periods. Eligible employees may purchase shares of common stock at a price equal to 85% of the lower of the fair market value of the common stock at the beginning of each offering period or the end of each semi-annual purchase period. No participant in the ESPP may be issued or transferred shares of common stock valued at more than $25,000 per calendar year.

(3)	Includes (i) 88,411 shares of common stock available for issuance under our 2011 Plan and (ii) 46,179 shares of common stock available for issuance under our ESPP. Beginning in 2012, the number of shares of common stock reserved under the 2011 Plan automatically increases on January 1st of each year by an amount equal to: (i) 4.0% of our shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) a lesser amount determined by our Board of Directors. The number of shares of common stock reserved under our ESPP automatically increases on January 1st of each year by an amount equal to: (i) 1.0% of our shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) a lesser amount determined by our Board of Directors.

New Plan Benefits

Awards under the Amended 2011 Plan are discretionary and we have not approved any awards that are conditioned on stockholder approval of the Amended 2011 Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the Amended 2011 Plan. However, the Board’s current non-employee director compensation policy establishes the number of shares subject to initial and annual stock awards that automatically will be granted to our non-employee directors under the Amended 2011 Plan if this Proposal No. 5 is approved by our stockholders. Pursuant to such policy, if this Proposal No. 5 is approved by our stockholders, on the last trading day of the month in which the 2017 Annual Meeting is held, each of the non-employee directors serving immediately following the 2017 Annual Meeting will be granted under the Amended 2011 Plan an option to purchase 25,000 shares of our common stock such that an aggregate of 175,000 shares of our common stock will be subject to awards granted to our non-employee directors at such date. For additional information regarding the

Board’s non-employee director compensation policy, see “Director Compensation—Board and Committee Fees and Awards” below.

Amended 2011 Plan
Name and Position	Number of Shares Subject to Stock Awards (#)
Daniel N. Swisher, Jr.	*
CEO and President
Eric H. Bjerkholt(1)	*
Senior Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary
Executive Group (2 persons)	*
Non-Executive Director Group (7 persons)	175,000
Non-Executive Officer Employee Group (37 persons)	*

(1)	On April 7, 2017, Mr. Bjerkholt tendered his resignation as an officer and employee of the Company, effective April 27, 2017.

2011 Plan Benefits

The following table sets forth, for each of the individuals and the various groups indicated, the total number of shares of our common stock subject to stock options and restricted stock units that have been granted (even if not currently outstanding) under the 2011 Plan since its approval by our stockholders in 2011 through March 1, 2017.

2011 Plan
Name and Position	Number of Shares Subject to Stock Awards (#)(1)
Daniel N. Swisher, Jr. CEO and President	788,129
Eric H. Bjerkholt(2) Senior Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary	322,431
Executive Group (2 persons)	1,070,560
Non-Executive Director Group (7 persons)	275,830
Each Non-Executive Director Nominee—David C Stump, M.D.	34,166
Non-Executive Officer Employee Group (35 persons)	1,136,702

(1)	The number of shares subject to stock awards reflects the 2016 Reverse Split.
(2)	On April 7, 2017, Mr. Bjerkholt tendered his resignation as an officer and employee of the Company, effective April 27, 2017.

Required Vote and Recommendation of the Board of Directors

Approval of Proposal No. 5 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

Our Board believes that approval of Proposal No. 5 is in our best interest and the best interest of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL NO. 5.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Members of the Board of Directors

The laws and rules governing public companies and the NASDAQ listing requirements obligate our Board to affirmatively determine the independence of its members. The Board consults with our corporate counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in NASDAQ listing requirements, as in effect from time to time.

Consistent with these considerations, after a review of all relevant transactions or relationships between each director, or any of their family members, and Sunesis, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that Drs. Young, Ketchum, Pearce and Stump, and Messrs. Carchedi, Fust, Misfeldt and Parker—a majority of our Board—are independent directors within the meaning of the applicable NASDAQ listing requirements. The Board had previously affirmatively determined that Helen S. Kim, a member of the Board and the Audit Committee until her resignation in March 2016, was an independent director within the meaning of the applicable NASDAQ listing requirements.

In making its determination of independence, the Board considered the previous consulting relationships with Drs. Pearce and Stump, the relationships of Mr. Misfeldt and Ms. Kim with certain of our principal stockholders, Dr. Young’s position as our Executive Chairman until April 3, 2009 and compensation paid to Dr. Young in connection with such employment, and Dr. Ketchum’s position as our Senior Vice President, Research and Development until January 31, 2012 and compensation paid to Dr. Ketchum in connection with such employment. In 2016, neither Dr. Pearce nor Dr. Stump received consulting fees pursuant to these previous arrangements, nor are any fees outstanding, and neither Dr. Young nor Dr. Ketchum received any compensation other than as described under “Director Compensation” below. Our Board does not believe that these stockholder and former employment relationships or consulting arrangements interfere with these directors’ exercise of independent judgment in carrying out their responsibilities as directors.

Board Leadership Structure

The Board is currently chaired by Dr. Young, Sunesis’ former Executive Chairman. Dr. Young, or the Board Chairman, has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chairman and CEO reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that such separation creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of Sunesis and its stockholders. As a result, we believe that having a Board Chairman separate from the CEO can enhance the effectiveness of the Board as a whole. In addition, Dr. Young’s previous position as Executive Chairman helps ensure that the Board and management act with a common purpose. In our view, having a Board Chairman far removed from management has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, we believe that Dr. Young’s former management position makes him best positioned to act as a bridge between management and the Board, facilitating the regular flow of information and implementation of our strategic initiatives and business plans. We also believe that it is advantageous to have a Board Chairman with extensive history and knowledge of Sunesis, as is the case with Dr. Young.

Role of the Board in Risk Oversight

The Board has an active role in overseeing management of Sunesis’ risks, which it administers directly as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including information regarding our credit, liquidity, and operations and the risks associated with each. The Audit Committee of the Board has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. However, due to the criticality of these risks, they are also discussed to a great extent by the full Board at regularly scheduled meetings, or at ad hoc meetings with the full Board or a subset thereof. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal controls over financial reporting. The Nominating and Corporate Governance Committee of the Board, or the Nominating Committee, monitors the effectiveness of our corporate governance guidelines, including whether they are effective in preventing illegal or improper liability-creating conduct, and manages risks associated with the independence of the Board and potential conflicts of interest. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. While each committee is responsible for evaluating certain risks and overseeing management of such risks, the entire Board is regularly informed through committee reports about such risks.

This proxy statement, including the preceding paragraph, contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements contained in this proxy statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in our most recent annual report on Form 10-K, and as may be updated in subsequent SEC filings.

Meetings of the Board of Directors

Our Board held five meetings during 2016. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he or she served.

Executive Sessions

The independent directors meet in executive session without management directors, non-independent directors or management present. These sessions take place prior to or following regularly scheduled Board meetings. The directors met in such sessions four times during 2016.

Information Regarding Committees of the Board of Directors

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Each of these three standing committees has a written charter approved by our Board that reflects the applicable standards and requirements adopted by the SEC and NASDAQ. A copy of each charter can be found on our website, www.sunesis.com, under the section titled “Investors & Media” and under the subsection “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement. The following table provides membership and meeting information for 2016 for each of the committees of the Board:

Name	Audit(1)		Compensation		Nominating and Corporate Governance
Steve R. Carchedi			X
Matthew K. Fust(1)	X	*	X
Helen S. Kim(1)	X
Geoffrey M. Parker(1)	X
Dayton Misfeldt			X	*	X
Homer L. Pearce, Ph.D.					X	*
David C. Stump, M.D.	X
Total Meetings in 2016	4		7		1

*	Committee Chairperson.

(1)	Ms. Kim resigned from the Board and the Audit Committee and Mr. Parker joined the Board and the Audit Committee on March 23, 2016. Effective March 31, 2017, Mr. Parker resigned from the Audit Committee and Mr. Carchedi and Mr. Misfeldt were appointed as members of the Audit Committee. Mr. Fust will not stand for reelection at the Annual Meeting and as of the Annual Meeting will cease to be the Chairperson of the Audit Committee and a member of the Compensation Committee. The Board has appointed, effective as of the Annual Meeting, Mr. Carchedi as the Chairperson of the Audit Committee.

Below is a description of each standing committee of the Board. The Board has determined that each committee member meets the applicable NASDAQ rules and regulations regarding “independence” and is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Sunesis. The standing committees regularly report to the Board on their actions and recommendations. The committees periodically review their charters and assess their own performance. In addition, the Board, through the Nominating Committee, conducts an annual review of the role, function, roster and operation of each of the Board’s standing committees.

Audit Committee

The Audit Committee was established by our Board to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, our Audit Committee is responsible for, among other things:

•

meeting with management and the independent registered public accounting firm to review and discuss the annual financial statements and the report of the independent registered public accounting firm thereon and, to the extent that management or the independent registered public accounting firm bring any such matters to the attention of the Audit Committee, to discuss significant issues encountered in the course of the audit work, if any, such as restrictions on the scope of activities or access to required information;

•

meeting with management and the independent registered public accounting firm to review and discuss our quarterly financial statements, including under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our earnings press releases and any earnings guidance provided to analysts and ratings agencies;

•

assisting our Board in its oversight of the integrity of our financial statements, the effectiveness of our internal control over financial reporting, and our compliance with legal and regulatory requirements;

•

determining and approving the initial engagement and retention of the independent registered public accounting firm, including evaluating and monitoring the independent registered public accounting firm’s performance, qualifications and independence;

•	reviewing and approving the independent registered public accounting firm’s performance of any proposed permissible audit and non-audit services and the fees for such services;

•	reviewing and approving or rejecting transactions between us and any related persons;

•

reviewing significant issues regarding accounting principles and financial statement presentations, including any significant changes in our selection or application of accounting principles, policies or practices;

•	conferring with management and the independent registered public accounting firm regarding our policies and procedures regarding risk assessment and management;

•

establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees or agents of concerns regarding questionable accounting or auditing matters;

•

reviewing with counsel, the independent registered public accounting firm and management, as appropriate, any significant regulatory or other legal or accounting initiative or matter that may have a material impact on our financial statements, compliance programs and policies; and

•	preparing the report required by the SEC rules to be included in our annual proxy statement.

Until March 23, 2016, the Audit Committee consisted of Mr. Fust, Ms. Kim and Dr. Stump. On March 23, 2016, Ms. Kim stepped down from the Board and the Audit Committee and Mr. Parker was appointed to the Audit Committee as a new member. Effective March 31, 2017, Mr. Parker resigned from the Audit Committee and Mr. Carchedi and Mr. Misfeldt were appointed as members of the Audit Committee. Mr. Fust will not stand for reelection at the Annual Meeting and as such will cease to be the Chairperson of the Audit Committee as of the Annual Meeting. The Board has appointed, effective as of the Annual Meeting, Mr. Carchedi as the Chairperson of the Audit Committee. The Board reviews the NASDAQ definition of “independence” for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing requirements). The Board previously determined that Mr. Fust qualified as an “audit committee financial expert,” as defined in applicable SEC rules and has determined that Mr. Misfeldt qualifies as an “audit committee financial expert.” The Board made a qualitative assessment of Mr. Fust’s and Mr. Parker’s level of knowledge and experience based on a number of factors, including their formal education and experience.

Report of the Audit Committee of the Board of Directors (1)

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements, and establishing and maintaining adequate controls over public reporting. Our independent registered public accounting firm for 2016, Ernst & Young, had responsibility for conducting an audit of our annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and with Ernst & Young our audited consolidated financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee is responsible for evaluating, managing and approving the engagement of the independent registered public accounting firm, including the scope, extent and procedures for the annual audit and the compensation to be paid for these services, and all other matters the Audit Committee deems appropriate, including ensuring the independent registered public accounting firm’s accountability to the Board and the Audit Committee.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB, which include, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young their independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016.

Matthew K. Fust, Chairperson
Geoffrey M. Parker David C. Stump, M.D.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•	fulfilling the Board’s role in overseeing our compensation plans, policies and programs, including reviewing and approving corporate performance goals and objectives;

•

assisting our Board in discharging its responsibilities with respect to officer, employee, consultant and director compensation, including making recommendations to our Board regarding non-employee director compensation;

•

establishing corporate and individual performance objectives relevant to the compensation of our executive officers and other senior management and evaluating their performance in light of these stated objectives;

•	reviewing and discussing the disclosures contained in our Compensation Discussion and Analysis report included in our annual proxy statement, if required;

•	assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking;

•	preparing the report required by SEC rules to be included in our annual proxy statement, if required; and

•

supervising the administration of our stock option plans, employee stock purchase plan and other compensation and incentive programs and administering any plans and programs designed and intended to provide compensation for our officers, including severance arrangements and change of control protections.

The Compensation Committee is chaired by Mr. Misfeldt, and also includes Messrs. Carchedi and Fust. All members of our Compensation Committee are “independent” (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing requirements). Each member of the Compensation Committee is an “outside” director as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act. Mr. Fust will not stand for reelection at the Annual Meeting and as such will cease to be a member of the Compensation Committee as of the Annual Meeting.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisors engaged for the purposes of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Nominating and Corporate Governance Committee

Our Nominating Committee is responsible for, among other things:

•	recommending to our Board the composition and operations of our Board;

•	identifying and evaluating individuals qualified to serve as members of our Board, and recommending to our Board director nominees for the annual meeting of stockholders and to fill vacancies;

•

overseeing all aspects of corporate governance on behalf of our Board, including making recommendations regarding corporate governance issues and developing a set of corporate governance guidelines applicable to us;

•	recommending to our Board the responsibilities of each Board committee, the composition and operation of each Board committee, and director nominees for assignment to each Board committee; and

•	overseeing our Board’s annual evaluation of its performance and the performance of our Board committees.

The Nominating Committee is chaired by Dr. Pearce and also includes Mr. Misfeldt, both of whom are “independent” (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing requirements).

Director Nominations Process

The Nominating Committee is charged with monitoring the size and composition of our Board. In addition, the Nominating Committee has primary responsibility for reviewing, evaluating and recommending to the Board the slate of nominees for director to be elected by the stockholders at each annual meeting of stockholders and, where applicable, to fill vacancies. In its exercise of these responsibilities, the Nominating Committee considers the appropriate size and composition of our Board, taking into account that our Board as a whole should have competency in the following areas:

•	industry knowledge;

•	accounting and finance;

•	business judgment;

•	management;

•	leadership;

•	business strategy;

•	corporate governance; and

•	risk management.

The Nominating Committee evaluates the types of backgrounds, skills, and attributes which are needed to help strengthen our Board in light of the need for an appropriate balance of the above competencies. This evaluation takes place in the context of the current composition of the Board, our operating requirements and the interests of Sunesis and our stockholders.

The Nominating Committee identifies nominees for director by first evaluating the current directors whose terms are about to expire, considering the above criteria and any potential conflicts of interest as well as applicable independence and experience requirements. In the case of incumbent directors whose terms are about to expire, the Nominating Committee considers the director’s demonstrated service and commitment to Sunesis, as well as his or her willingness to continue in service on our Board. If any incumbent director whose term is expiring does not wish to continue in service as a director, if the Nominating Committee decides not to nominate a member for re-election, or if the Nominating Committee wishes to increase the size of the Board, it will identify the desired skills and experience of a new nominee as outlined above unless the Board determines not to fill the vacancy.

In addition to evaluating core competencies, when considering candidates for director, the Nominating Committee will consider whether such candidates have sufficient time to devote to the affairs of Sunesis as well as each candidate’s reputation for integrity and commitment to rigorously represent the long-term interests of our stockholders. Other considerations include any potential conflicts of interest as well as applicable independence and experience requirements as set forth by applicable NASDAQ and SEC rules and regulations. In addition, the Nominating Committee balances the value of continuity of service of incumbent Board members with that of obtaining new perspectives. With respect to new candidates for the Board, the Nominating Committee will also conduct any necessary or appropriate inquiries into the backgrounds and qualifications of such candidates. The Nominating Committee also believes that the Board should be comprised of individuals whose backgrounds and experience complement those of other Board members, and also considers whether a prospective nominee promotes a diversity of talent, skill, expertise, background, perspective and experience, including with respect to age, gender, ethnicity, place of residence and specialized experience. The Nominating Committee does not assign specific weights to particular criteria and nominees are not required to possess any particular attribute.

The Nominating Committee also recommends to our Board the responsibilities and composition of the Board’s committees and evaluates and recommends to the Board those directors to be appointed to the various committees, including the directors recommended to serve as chairperson of each committee. The evaluation of such appointments takes into consideration, among other factors, applicable independence and experience requirements as set forth by applicable NASDAQ and SEC rules and regulations and the membership criteria specified in the relevant committee charter.

The Nominating Committee will consider director candidates recommended by our stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate is recommended by a stockholder. The Nominating Committee will consider stockholders’ nominations for directors only if written notice is timely received by our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, and contains the information required for such nominations in accordance with our bylaws. To be timely, notice must be received not less than 120 days prior to the first anniversary of the date on which we first mailed a proxy statement to stockholders in connection with the preceding year’s annual meeting, unless the date of the annual meeting has been changed by more than 30 days from the date of the prior year’s meeting, in which case notice must be received not later than the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating Committee did not receive any stockholder nominations during 2016.

Director Evaluations

On an annual basis, the Nominating Committee conducts an evaluation of the Board, the functioning of the committees and each individual member of the Board as deemed appropriate and necessary.

Stockholder Communications with the Board of Directors

Our stockholders may communicate with the Board by writing to our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080. Our Corporate Secretary will review these communications and will determine whether they should be presented to our Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications. All communications directed to the Audit Committee in accordance with our Complaint, Investigation and Whistleblower Policy that relate to questionable accounting or auditing matters involving Sunesis will be promptly and directly forwarded to the chairperson of the Audit Committee.

Annual Meeting Attendance

We have a corporate policy that encourages our directors to attend our annual stockholder meetings. In 2016, Messrs. Swisher and Fust attended our annual meeting.

Corporate Governance Guidelines

Our Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines clarify the role of the Board in reviewing, approving and monitoring fundamental financial and business strategy and major corporate actions; ensuring processes are in place for maintaining the integrity of Sunesis and its financial statements; assessing major risks presented to Sunesis and reviewing options for their mitigation; and selecting, evaluating and compensating our CEO and other officers of Sunesis. The Corporate Governance Guidelines also set forth the practices our Board intends to follow with respect to board composition, director qualification and selection, board meetings and involvement of senior management, board committee composition and selection, director access to management and independent advisors, and non-employee director compensation and continuing education. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the legal and regulatory requirements, including the NASDAQ listing requirements and SEC rules, and evolving best practices and other developments. Our Corporate Governance Guidelines can be found on our website, www.sunesis.com, under the section titled “Investors & Media” and under the subsection “Corporate Governance.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of reports furnished to us, we believe that during the year ended December 31, 2016, our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements.

Compensation Committee Interlocks and Insider Participation

During 2016, the Compensation Committee consisted of Messrs. Misfeldt, Carchedi and Fust. No member of the Compensation Committee is an officer or employee of Sunesis, and none of our executive officers serve as a director or member of a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Director Compensation

Board and Committee Fees and Awards.

In June 2013, upon the recommendation of the Compensation Committee, the Board adopted a Non-Employee Director Compensation Policy, which was amended in June 2015, March 2016, June 2016 and March 2017, or the Director Compensation Policy. According to the Director Compensation Policy, each non-employee director of our Board (other than the Board Chairman) is entitled to receive a quarterly payment of $10,000 and the non-employee Board Chairman is entitled to receive a quarterly payment of $15,000, each in connection with his or her services as a director and Board Chairman, respectively. Additionally, the non-employee director who serves as chairperson of the Audit Committee, Compensation Committee or Nominating Committee is entitled to receive a quarterly payment of $5,000, $3,750 and $1,875, respectively, for service as chairperson. Each non-employee director who serves as a committee member of the Audit Committee, Compensation Committee or Nominating Committee is entitled to receive a quarterly payment of $2,500, $1,875 and $1,250, respectively, for service as a member of each such committee.

In addition, in accordance with the Director Compensation Policy as in effect before the March 2017 amendment, on the last trading day of the month in which each annual meeting of stockholders is held, each non-employee director that continues to serve as a non-employee member on our board of directors will receive an option to purchase 50,000 shares of our common stock, or the Annual Grants. The exercise price of these options will equal the fair market value of our common stock on the date of grant, and these options will vest monthly over a one-year period, subject to the director’s continued service as a director. Each person who becomes a non-

employee director, whether by election by our stockholders or by appointment by the Board to fill a vacancy, will automatically be granted an option to purchase 75,000 shares of our common stock on the last date of the month in which such person first becomes a non-employee director, or the Initial Grant, and such Initial Grant will be in lieu of such person’s Annual Grant for that year. The Initial Grant will vest monthly over a two-year period, subject to the director’s continued service as a director.

In March 2017, the Board amended the Director Compensation Policy such that the Annual Grant shall be an option to purchase 25,000 shares of our common stock and the Initial Grant shall be an option to purchase 37,500 shares of our common stock. The Board determined these changes were appropriate considering the effect of the 2016 Reverse Split on our capitalization.

The Director Compensation Policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Our Chief Executive Officer did not receive any additional compensation in 2016 for his service on our Board.

On June 30, 2016, each non-employee director of our Board, other than Mr. Parker, received a grant of non-qualified stock options to purchase 50,000 shares of our common stock under our 2011 Plan. Each of these options vests monthly over a one-year period. In connection with Mr. Parker joining our Board, he received an Initial Grant of non-qualified stock options to purchase 75,000 shares of our common stock, on March 31, 2016. Mr. Parker’s options vest monthly over a two-year period.

Director Compensation Table

The following table sets forth the compensation information for our non-employee directors for the year ended December 31, 2016. The compensation received by Mr. Swisher, as a named executive officer, is set forth in the “Executive Compensation and Related Information—Summary Compensation Table” in this proxy statement.

Name	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)(2)(3)	Total ($)
Steve R. Carchedi	47,500		21,740	69,240
Matthew K. Fust	67,500		21,740	89,240
Steven B. Ketchum	40,000		21,740	61,740
Helen S. Kim	12,500	(4)	—	12,500
Dayton Misfeldt	60,000	(5)	21,740	81,740
Geoffrey M. Parker	37,500		32,288	69,788
Homer L. Pearce, Ph.D.	47,500		21,740	69,240
David C. Stump M.D.	50,000		21,740	71,740
James W. Young, Ph.D.	60,000		21,740	81,740

(1)	Consists of fees earned for Board and committee meeting attendance as described above.

(2)	The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted pursuant to the 2011 Plan in the year ended December 31, 2016. These amounts have been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. For additional information on the valuation and forfeiture related assumptions, refer to Note 11, Stock-Based Compensation, of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016, which identifies assumptions made in the valuation of option awards in accordance with FASB ASC Topic 718.

(3)	On June 30, 2016, each non-employee director of our Board, other than Mr. Parker, received a grant of non-qualified stock options to purchase 50,000 shares of our common stock. The aggregate grant date fair value of each such option award was $21,740. In connection with Mr. Parker joining our Board, he received an Initial Grant of non-qualified stock options to purchase 75,000 shares of our common stock, with a grant date fair value of $32,288, on March 31, 2016. As of December 31, 2016, each non-employee director held stock options to purchase the following aggregate number of shares of our common stock, reflecting the 2016 Reverse Split: Mr. Carchedi held options to purchase 23,333 shares of our common stock; Mr. Fust held options to purchase 37,778 shares of our common stock; Dr. Ketchum held options to purchase 52,595 shares of our common stock; Mr. Misfeldt held options to purchase 35,555 shares of our common stock; Mr. Parker held options to purchase 12,500 shares of our common stock; Drs. Pearce and Stump each held options to purchase 37,778 shares of our common stock; and Dr. Young held options to purchase 41,250 shares of our common stock.

(4)	Ms. Kim resigned from the Board and the Audit Committee on March 23, 2016.

(5)	In 2016, Mr. Misfeldt’s director compensation was paid to Bay City Capital LLC, manager of the general partner to Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P., as described in the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

Biographies of Our Executive Officers

Set forth below is information regarding each of our executive officers as of April 1, 2017.

Name	Age	Position
Daniel N. Swisher, Jr.	54	Chief Executive Officer, President and Director
Eric H. Bjerkholt	57	Executive Vice President, Corporate Development and Finance and Chief Financial Officer

Biographical information with regard to Mr. Swisher is presented under “Class III Directors Continuing in Office Until the 2020 Annual Meeting” in this proxy statement.

Eric H. Bjerkholt tendered his resignation as our Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary, effective April 27, 2017. Mr. Bjerkholt served as our Senior Vice President, Corporate Development and Finance and Chief Financial Officer from February 2007 to January 2012, at which time he was promoted to Executive Vice President, Corporate Development and Finance and Chief Financial Officer. From January 2004 to January 2007, he served as our Senior Vice President and Chief Financial Officer. From January 2002 to January 2004, Mr. Bjerkholt served as Senior Vice President and Chief Financial Officer at IntraBiotics Pharmaceuticals, Inc., a pharmaceutical company focused on the development of antibacterial and antifungal drugs for the treatment of serious infectious diseases. Mr. Bjerkholt was a co-founder of LifeSpring Nutrition, Inc., a privately held nutraceutical company, and from May 1999 to March 2002 served at various times as its Chief Executive Officer, President and Chief Financial Officer. From 1990 to 1997, Mr. Bjerkholt was an investment banker at J.P. Morgan & Co. Mr. Bjerkholt is a member of the Board of Directors of Corium International, Inc. Mr. Bjerkholt holds a Cand. Oecon degree in Economics from the University of Oslo and an M.B.A. from Harvard Business School.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Background

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for the following executives, who are referred to in this Compensation Discussion and Analysis and in the following tables as our “named executive officers” for the year ended December 31, 2016:

•	Daniel N. Swisher, Jr., Chief Executive Officer and President; and

•

Eric H. Bjerkholt, Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary. On April 7, 2017, Mr. Bjerkholt tendered his resignation as an officer and employee of the Company, effective April 27, 2017.

Executive Summary

Our executive compensation program is designed to attract, reward and retain a talented, innovative and entrepreneurial team of executives. To do so, we believe that the majority of the target compensation of our named executive officers should be based on performance, both of the individual and of the business. We structure our variable compensation programs to recognize both short-term and long-term contributions given the importance of both near-term milestones and longer-term development cycles in our industry.

Response to 2016 Say-on-Pay Vote. At our annual meeting of stockholders in 2016, we conducted our fourth advisory vote on the compensation of our named executive officers. We believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders. Our Board and Compensation Committee value the opinions of our stockholders. At our Annual Meeting, we will conduct our fifth say-on-pay vote. We are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

At our annual meeting of stockholders in 2016, approximately 97.9% of the votes cast on the say-on-pay proposal supported the proposal. While this vote is advisory only, our Compensation Committee has considered the results of the vote in the context of our overall compensation philosophy, policies and decisions. Our Compensation Committee believes that the 2016 stockholder vote endorsed our compensation philosophy and the decisions we made for 2015. Our compensation philosophy and the decisions made in 2016 were consistent with the decisions made in 2015.

Important Features of Our Executive Compensation Program. The important features of our executive compensation program include:

•

Our executive compensation is weighted toward performance-based compensation in the form of (i) an incentive cash bonus opportunity that is based on achievement of strategic, operational and financial goals selected annually by our Compensation Committee, and (ii) an equity compensation opportunity in the form of stock options and restricted stock unit awards that provide incentives for our executives to meet certain performance goals and increase the market value of our common stock over time.

•	We do not provide any tax gross ups, including under Sections 409A or 4999 of the Code, to our named executive officers.

•	We do not provide any defined benefit pension plans or supplemental employee retirement plans to any of our employees.

•

A portion of a bonus paid to any of our named executive officers may be and has been paid in shares of fully vested common stock to both minimize the associated cash expense and align the named executive officer’s incentives with our stockholders.

•	Our insider trading policy prohibits our employees, including our named executive officers, directors and consultants, from hedging the economic interest in the Sunesis shares they hold.

•	Our Compensation Committee has retained an independent third-party consultant for guidance in making compensation decisions.

•	Our Compensation Committee reviews market practices and makes internal comparisons among our named executive officers when making compensation decisions.

•	We structure our executive compensation programs with the intent of minimizing the risk of inappropriate risk-taking by our executives.

Objectives of Our Compensation Philosophy

We design our executive compensation philosophy to:

•	provide a competitive compensation package to attract, motivate and retain talented and experienced individuals to manage and operate all aspects of our business with the requisite skills for success;

•	motivate our executives to achieve corporate and individual objectives that promote the growth of our business and move forward our product portfolio, as measured by objective goals;

•	align the interests of our executive officers with those of our stockholders; and

•	create a link between our performance and individual/team performance and compensation.

To meet these objectives, we provide base salary, performance-based annual bonus incentives, long-term equity incentive awards, broad-based employee benefits with limited perquisites and responsible severance benefits. Our Compensation Committee does not have formal policies for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of cash compensation and non-cash compensation, but rather, the Compensation Committee makes determinations regarding the allocation of compensation based on the best interests of Sunesis with the goal of encouraging and rewarding performance.

Role of the Compensation Committee

Our Compensation Committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the compensation policies and practices applicable to all of our employees, including the administration of our equity plans and employee benefit plans. As part of this responsibility, the Compensation Committee establishes, reviews and modifies the compensation structure for our CEO and other named executive officers. However, the Compensation Committee may, at its discretion and in accordance with the philosophy of making all information available to our Board, present executive compensation matters to the entire Board for its review and approval.

As part of its deliberations, in any given year, the Compensation Committee may review and consider materials such as our financial reports and projections, operational data, tax and accounting information that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and the recommendations of our CEO (for the named executive officer other than himself) and the Compensation Committee’s independent compensation consultant.

Role of Management

Our Compensation Committee solicits and considers the performance evaluations and compensation recommendations for our named executive officers submitted by our CEO. However, our Compensation Committee retains the final authority to make all compensation decisions. Neither of our named executive officers, including the CEO, participated directly in the final determinations that were made by the Compensation Committee regarding the amount of any component of their own 2016 compensation package.

The Compensation Committee has worked with an independent compensation consultant to design and develop recommended compensation programs for our named executive officers and other senior management, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee.

Use of Compensation Consultant

The Compensation Committee has the authority to hire and terminate its compensation consultant. Sunesis pays the cost for the consultant’s services.

The Compensation Committee assesses the performance and independence of its consultants and of each individual employee of the consulting firm who directly provides services to Sunesis. Since 2010, the Compensation Committee has retained Radford, an Aon Hewitt Company, or Radford, as their independent compensation consultant. The Compensation Committee selected Radford for their expertise in the life sciences industry and recommendations of certain members of our Board who are affiliated with other clients of Radford. The total fees paid to Radford for compensation consulting services during 2016 did not exceed 1% of Aon Hewitt Company’s revenue. Before engaging Radford, the Compensation Committee requested information from Radford about potential conflicts of interest, and in particular, considered the fact that Radford provides no other services to Sunesis, that the individual representative of Radford who works directly with the Compensation Committee has no other business relationships with the Board, management or Sunesis, and Radford’s own policies on ethics and conflicts of interest. As a result, the Compensation Committee concluded that there were no actual conflicts of interest with respect to Radford providing services to the Compensation Committee.

After taking into consideration the factors prescribed by the SEC and NASDAQ as described above, our Compensation Committee decided to continue its engagement of Radford as its independent compensation consultant for our 2016 compensation decisions.

In connection with our 2016 compensation decisions, Radford provided the Compensation Committee with the following services:

•	advised on the design and structure of our cash and equity incentive compensation program;

•	reviewed our compensation philosophy;

•	updated the Compensation Committee on emerging trends and best practices in the area of executive compensation;

•	reviewed and provided recommendations on the composition of our 2016 peer group of companies;

•	provided compensation data for similarly situated executive officers at our peer group; and

•

reviewed the compensation arrangements for all of our named executive officers, including the design and structure of our annual cash incentive bonus plan and equity-based incentive compensation program.

Radford attended select meetings of the Compensation Committee at the request of the Compensation Committee. Radford did not provide any services directly to management or to Sunesis. If and as requested by the Compensation Committee, Radford gathers information from management necessary to perform its duties to the Compensation Committee.

In the second half of 2015, in connection with our compensation decisions for 2016 service, Radford conducted a high-level assessment of Sunesis’ cash and equity compensation versus the market using a custom cut of their survey data for Sunesis’ peer companies. The Compensation Committee retained Radford again in September 2016 to assist with our compensation decisions for 2017 service.

Use of Peer Data

The Compensation Committee engages Radford to review and assess the appropriateness, and provide recommendations on, the composition of a current peer group of companies and, after the Compensation Committee approved a final list of peers, to provide compensation data for similarly situated executive officers at this peer group. The Compensation Committee selected public companies: (i) in the biopharmaceuticals industry, (ii) at similar stages of clinical development, and (iii) with generally comparable market capitalization and number of employees. At the time these peer group companies were selected, they had a median market capitalization of $163.1 million as compared to our market capitalization of $68.0 million and a median number of employees of 49 as compared to our 39 employees at that time. In selecting the final peer group, the Compensation Committee placed greater emphasis on business stage and market capitalization. The stage of clinical development was considered a key factor to reflect the nature of the skills and experience required to perform the roles of our business leaders. Prior to making compensation decisions for 2016, the Compensation Committee reviewed the executive compensation environment relevant to Sunesis, including market trends in the amount and type of compensation paid to executives. Based on this review and upon recommendation from Radford, the Compensation Committee approved the list of peer companies selected for use in the 2016 compensation decisions. The resulting 2016 peer group examined and approved consisted of the following companies:

ArQule, Inc.	Cytokinetics, Incorporated	Rexahn Pharmaceuticals, Inc.
AVEO Pharmaceuticals, Inc.	CytRx Corporation	Rigel Pharmaceuticals, Inc.
BIND Therapeutics, Inc.	Endocyte, Inc.	Stemline Therapeutics, Inc.
Celator Pharmaceuticals, Inc.	MEI Pharma, Inc.	Synta Pharmaceuticals Corp.
ChemoCentryx, Inc.	OncoGenex Pharmaceuticals, Inc.	Threshold Pharmaceuticals, Inc.
Curis, Inc.	Onconova Therapeutics, Inc.	Verastem, Inc.
Cyclacel Pharmaceuticals, Inc.	Oncothyreon Inc.	Vical Incorporated

However, our Compensation Committee does not make decisions solely based on peer data. Our Compensation Committee refers to peer data to help ensure that target compensation amounts do not materially deviate from market practices (as reflected by the 25th percentile, median and 75th percentile of peer group data) and that target amounts provide fair compensation given our performance. In particular, the Compensation Committee requested data from Radford at the 25th percentile, median, 60th percentile and 75th percentile of the peer group for base salary, target cash bonus, aggregate equity award value, and total target compensation. In general, our philosophy was to pay base salaries and target cash compensation at the 50th percentile, while providing equity incentives at the 60th percentile. However, individual compensation decisions may deviate from the peer group data, as our Compensation Committee discussed the peer group data and made the 2016 compensation decisions in the context of:

•	our executives’ responsibilities and tenure, as title is not always determinative of the comparability of role from one organization to another;

•	the experiences, knowledge and business judgment of each of our executives;

•

the desire to maintain target pay opportunities and allocations between cash and equity at levels that were consistent with historical pay levels for each of our executives, given the positive response to our past say-on-pay proposal; and

•

corporate and individual performance, which includes setting target compensation opportunities after taking into account, in a subjective fashion, performance in the prior year, as well as the anticipated demands on the executive in the coming year.

Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2016

Base Salary

We provide base salary as a fixed source of compensation for our executives for the services they provide to us during the year and to balance the impact of having a significant portion of their compensation “at risk” in the form of annual cash incentive bonuses and equity-based incentive compensation. Our Compensation Committee recognizes the importance of a competitive base salary as an element of compensation that helps to attract and retain our executive officers.

In February 2016, the Compensation Committee reviewed the base salaries for our executive officers. The Compensation Committee considered each officer’s 2016 base salary level and the scope of each executive’s responsibilities for 2016. The Compensation Committee also considered the recommendations of our CEO for base salary increases for officers other than himself, based on the market analysis performed by Radford. The Compensation Committee set the 2016 base salaries of each of the named executive officers as follows:

Name	2015 Base Salary ($)	2016 Base Salary ($)	Percent Increase
Daniel N. Swisher, Jr.	500,000	515,000	3.0%
Eric H. Bjerkholt	400,000	412,000	3.0%

The Compensation Committee believed it was appropriate to maintain salary levels competitive with the peer group in order to attract and retain the quality of talent who can perform multiple roles in our lean management team, that we need to successfully grow, achieve our challenging objectives, and differentiate ourselves from those companies against which we compete for talent.

Annual Cash Incentive Bonus Program

2016 Bonus Program. In March 2016, the Board, upon the recommendation of the Compensation Committee, approved our 2016 Bonus Program and allowed for the granting of performance-based compensation opportunities. Our 2016 Bonus Program provided compensation opportunities to our named executive officers based on a combination of (a) the achievement of pre-established corporate performance goals derived from our Board-approved operating plan for 2016 and (b) the individual performance of the named executive officer.

Target Bonus Levels. In March 2016, the Compensation Committee approved a target incentive bonus award for each named executive officer. These levels were consistent with our philosophy that a significant portion of each executive’s total target cash compensation should be performance-based and reflect the Compensation Committee’s review of internal pay equity.

The respective target amounts for 2016 for our named executive officers were:

Name	Percent of 2016 Base Salary (%)
Daniel N. Swisher, Jr.	55
Eric H. Bjerkholt	40

2016 Bonus Program Structure and Metrics. Under our 2016 Bonus Program, the Compensation Committee, after considering analyses and recommendations from management, determines the degree to which the Company’s corporate objectives have been met. The Compensation Committee has the right to adjust bonus target levels upward based on the overachievement of such corporate objectives. There is no set formula for determining the actual bonus amounts earned by each employee. To be eligible for a bonus for 2016, the employee must have remained employed by us through the date the bonus was paid.

For 2016, the corporate performance factor was composed of financial, business, clinical trial and other corporate milestones and goals. The Compensation Committee determines the level of achievement, if any, based on the sum of the achievement levels of the following corporate objectives:

•	thirty-five percent (35%) based on certain clinical trial milestones, including, among other things, certain Initial New Drug, or IND, application filings;

•	twenty-five percent (25%) based on certain European regulatory milestones, including, among other things, conducting meetings and responding to European regulatory follow-up questions; and

•	forty percent (40%) based on other corporate achievements.

Although achievement of our corporate objectives involved future performance and, therefore, was subject to uncertainty at the time the objectives were set, the Compensation Committee believes it established target objectives that were value-creating and achievable with an appropriate amount of dedication and hard work and, therefore, it was more likely than not that each executive officer would earn a bonus under the annual incentive bonus award program, consistent with our compensation philosophy. At the time the Compensation Committee set our goals for 2016, the Compensation Committee believed that the 2016 Bonus Program goals were achievable yet had the appropriate stretch to motivate employees to excel.

2016 Performance and Bonus Payouts. In February 2017, the Compensation Committee determined that, with respect to our named executive officers, we achieved our corporate objectives at a level of 90%. The 2016 achievements considered by our Compensation Committee in assessing the level of achievement included, among other factors:

•	completion of a Phase 1A study and filing of an IND application for our SNS-062 product;

•	significantly increased awareness and support among key opinion leaders;

•	significant progress in EU regulatory process for our vosaroxin product;

•	identified potential partners and advanced discussions for an EU partnership; and

•	strengthened financial resources and continued institutional investor support.

In February 2017, our CEO shared his evaluation of the individual performance of Mr. Bjerkholt with the Compensation Committee. In determining the individual performance percentage for each named executive officer, the Compensation Committee considered the respective level of contribution by our named executive officers toward our achievement of our corporate objectives, resulting in the following assessments:

•

Daniel N. Swisher, Jr.: The Compensation Committee determined an individual performance percentage of one hundred percent (100%) for 2016 based on his leadership role in contributing to our strong corporate results.

•

Eric H. Bjerkholt: The Compensation Committee determined an individual performance percentage of one hundred percent (100%) for 2016 based on his role in financial strategy and oversight, development of institutional investor support, and oversight of corporate planning.

As a result, the named executive officers earned the following bonus amounts for 2016:

Name	Target Bonus Level ($)	Corporate Performance (%)	Individual Performance (%)	Actual Bonus Earned ($)(1)
Daniel N. Swisher, Jr.	283,250	90	100	255,000
Eric H. Bjerkholt	164,800	90	100	149,000

(1)	Mr. Swisher’s bonus amount was rounded up from $254,925 to $255,000 and Mr. Bjerkholt’s bonus amount was rounded up from $148,320 to $149,000. The Compensation Committee approved payment of these amounts in February 2017.

Discretionary Bonuses

We may award discretionary bonuses to our named executive officers from time to time. No discretionary bonuses were awarded in 2016.

Equity-Based Incentive Compensation

The Compensation Committee believes that properly structured equity compensation works to align the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock price appreciation. We have historically awarded equity in the form of options, which have an exercise price equal to the fair market value of a share of our common stock on the date of grant, and vest based on continued service over a specified period (typically, four years). As a result of the way we structure our option awards, options provide a return to the executive only if such officer remains employed by us, and then only if the market price of our common stock appreciates over the term of the option, which creates alignment with our stockholders.

Equity-based awards granted to our named executive officers in 2016 were granted under our 2011 Plan. The Compensation Committee determined an aggregate target award size for each executive, after considering the overall equity holdings of similar executives at peer group companies and the recommendations of our CEO. The Compensation Committee decided to allocate the target value in the form of stock options and restricted stock unit awards as described below.

Stock Option Grants in 2016. In November 2016, the Compensation Committee approved the grant of a new stock option to certain employees, including Mr. Swisher and Mr. Bjerkholt, effective November 30, 2016. 25% of the shares subject to each option shall vest on the first anniversary of the vesting commencement date, and the remainder vest in equal monthly installments over the subsequent three years. Each option has an exercise price equal to the fair market value of a share of our common stock on the date of grant, or $4.00. The option grants to our executive officers on this date were as follows:

Name	Number of Shares
Daniel N. Swisher, Jr.	240,000
Eric H. Bjerkholt	95,000

CEO Compensation Relative to Other Employees

Sunesis does not have a policy regarding the target ratio of total compensation of the CEO to that of the other named executive officer or other personnel, but the Compensation Committee does review compensation levels to ensure that appropriate equity exists. The CEO participates in the same compensation programs and receives a mix of compensation based on the same philosophy and factors as the other named executive officer and other personnel. Application of the same philosophy and factors to the CEO’s position results in overall compensation that is greater than the compensation of the other named executive officer and other personnel. The CEO’s compensation is commensurate with greater responsibilities and decision-making authority, broader scope of duties encompassing the entirety of the Company, when compared to the other named executive officer and other personnel who are responsible for significant but distinct areas within Sunesis, and overall responsibility for corporate strategy. The 2016 base salary of the CEO was approximately 1.25 times the base salary of the other named executive officer. The 2016 target cash compensation for our CEO, which comprises base salary and target bonus, was approximately 1.38 times the direct compensation of our other named executive officer.

Equity Compensation Policies

We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Employee Benefits

We provide broad based medical insurance, dental insurance, vision coverage, life insurance and accidental death and dismemberment insurance benefits to our employees, including our named executive officers. We also provide our employees, including our named executive officers, with the opportunity to participate in our 401(k) Plan. Eligible employees may contribute up to 60% of their cash compensation up to the current Internal Revenue Service limits in each calendar year, and we may match on a dollar-for-dollar basis up to $2,500 of these contributions in each year. We believe these insurance and retirement savings benefits are consistent with market practice and help to recruit and retain key talent at a minimal cost to us.

Our executive officers generally do not receive any supplemental retirement benefits or perquisites, except for limited perquisites provided on a case-by-case basis. In considering potential perquisites, the Compensation Committee compares the cost to the value of providing these benefits. We have historically provided only limited perquisites to our executive officers, with the policy that any perquisites provided serve legitimate business purposes, including allowing our executives to focus more time on our business. We have agreed to purchase and maintain a term life insurance policy for all employees, including each of our named executive officers currently in the face amounts of two times each named executive officer’s base salary, up to $500,000 each, which we also offer to all other employees. The Compensation Committee decided that rather than pay each named executive officer this amount as severance upon death from our general assets, it is more cost effective to provide for these payments through insurance.

Deductibility of Executive Compensation; Code Section 162(m)

Section 162(m) of the Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer, to $1.0 million per executive per year, unless certain requirements are met. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of Sunesis and our stockholders.

Accounting Considerations

The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in determining the size and structure of that program.

Compensation Recovery Policy

Amounts paid and awards granted under our 2016 Bonus Program and our 2011 Plan, and participation in our 2011 Employee Stock Purchase Plan, are subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable regulations, and any clawback policy Sunesis adopts or as is required by applicable law. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act once final regulations on the subject have been adopted.

Risk Analysis of Our Compensation Plans

The Compensation Committee has reviewed and considered our compensation policies as generally applicable to our employees and believes that our policies do not create risks that are reasonably likely to have a material adverse effect on Sunesis. We design our compensation policies and programs to encourage our employees to remain focused on both our short and long-term goals. For example, while our cash bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Compensation Committee Report (1)

The Compensation Committee oversees the compensation programs of Sunesis on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the year ended December 31, 2016 and in this proxy statement.

Dayton Misfeldt, Chairperson

Steve R. Carchedi

Matthew K. Fust

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table sets forth information regarding the compensation for services performed during the years ended December 31, 2016, 2015, and 2014 awarded to, paid to or earned by (i) our CEO and (ii) our Chief Financial Officer, our only executive officers during 2016. Such individuals are referred to as our “named executive officers” for the year ended December 31, 2016. All compensation awarded to, earned by, or paid to our named executive officers are included in the table below for the years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Daniel N. Swisher, Jr.	2016	513,125	—	—	772,752	255,000	(3)	3,466	(4)	1,544,343
CEO and President	2015	498,333	—	0	522,720	206,300		3,466		1,230,819
	2014	488,094	—	—	1,736,160	202,000		3,466		2,429,720
Eric H. Bjerkholt(6)	2015	410,500	—	—	305,881	149,000	(3)	4,306	(5)	869,687
Executive Vice President,	2015	398,583	—	0	213,840	120,000		4,306		736,729
Corporate Development and Finance, Chief Financial Officer and Corporate Secretary	2014	390,062	—	—	741,762	117,500		4,306		1,253,630

(1)	Includes amounts earned but deferred at the election of the named executive officer, such as salary deferrals under our 401(k) Plan established under Section 401(k) of the Code. Salary increases for fiscal year 2016 made in February 2016 were not made retroactive to the beginning of the fiscal year. As such, the salary earned by each Named Executive Officer in fiscal year 2016 is less than the 2016 annual base salary described elsewhere in this proxy statement.

(2)	The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted pursuant to our equity compensation plans for the respective fiscal year. These amounts have been calculated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions, refer to Note 11, Stock-Based Compensation, of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016, which identifies assumptions made in the valuation of option awards in accordance with FASB ASC Topic 718.

(3)	Represents amounts earned under the 2016 Bonus Program for performance from January 1, 2016 through December 31, 2016. Amounts earned under the 2016 Bonus Program were paid out on February 28, 2017. Mr. Swisher’s bonus amount was rounded up from $254,925 to $255,000 and Mr. Bjerkholt’s bonus amount was rounded up from $148,320 to $149,000. The Compensation Committee approved payment of these amounts in February 2017. See “Narrative to Summary Compensation Table—2016 Bonus Program.”

(4)	Consists of $966 in group life insurance premiums and $2,500 in matching 401(k) contributions.

(5)	Consists of $1,806 in group life insurance premiums and $2,500 in matching 401(k) contributions.

(6)	On April 7, 2017, Mr. Bjerkholt tendered his resignation as an officer and employee of the Company, effective April 27, 2017.

Narrative to Summary Compensation Table

2016 Bonus Program

In March 2016, our Board approved the 2016 Bonus Program, which provided our named executive officers and other eligible employees the opportunity to earn bonuses based on the level of achievement from January 1, 2016 through December 31, 2016 by us of certain corporate objectives and by each participant of certain individual performance objectives. A participant must have remained an employee through the payment date under the 2016 Bonus Program to have earned a bonus.

The Board approved the corporate objectives and assigned a weighting to each objective. The Compensation Committee set the individual objectives of our CEO. The CEO set the individual objectives of our other executive officer. The individual objectives of non-executive participants were set by each participant’s immediate supervisor.

Each eligible participant in the 2016 Bonus Program was eligible to receive a bonus in an amount up to a specified percentage of such participant’s annual base salary earned in 2016, or the 2016 Bonus Targets. Under the 2016 Bonus Program, the 2016 Bonus Targets ranged from 30.0% to 55.0% of a participant’s 2016 base salary for Vice President level employees and above. The 2016 Bonus Target and bonus target amount for each of our named executive officers was as follows:

Named Executive Officer	Bonus Target Percentage (%)	Bonus Target Amount
Daniel N. Swisher, Jr.	55.0	283,250
Eric H. Bjerkholt	40.0	164,800

In February 2017, the Compensation Committee approved the payment of bonuses to certain of our employees, including Mr. Swisher and Mr. Bjerkholt, pursuant to the 2016 Bonus Program. The bonus payment amounts approved by the Board and Compensation Committee were based on their respective determinations of the degree to which such corporate and individual objectives were achieved.

Stock Option Grants in 2016

See “Outstanding Equity Awards at Fiscal Year-End” below for the terms of the stock options held by our named executive officers as of December 31, 2016, including the stock options granted to our named executive officers in 2016.

Grants of Plan-Based Awards

The following table sets forth information relating to grants of plan-based incentive awards to our named executive officers in 2016.

Name	Grant Date		Approval Date		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
					Target ($)	Target (#)
Daniel N. Swisher, Jr.	2/29/16	(4)	2/11/16	(4)	—	—	22,922	(5)	—	—	103,150
	11/30/16	(6)	11/11/16	(6)	—	—	—		240,000	4.00	772,752
	—		—		283,250	—	—		—	—	—
Eric H. Bjerkholt	2/29/16	(4)	2/11/16	(4)	—	—	13,333	(5)	—	—	60,000
	11/30/16	(6)	11/11/16	(6)	—	—	—		95,000	4.00	305,881
	—		—		164,800	—	—		—	—	—

(1)	Amounts in this column represent the target performance-based bonus opportunity for each named executive officer for 2016. There were no threshold or maximum bonus amounts. For a description of the 2016 Bonus Program, see “Annual Cash Incentive Bonus Program” above. The amount actually earned by each of Mr. Swisher and Mr. Bjerkholt was 75% of the target performance-based bonus opportunity and is reported in the “Summary Compensation Table” above.

(2)	Amounts in this column represent the number of shares to be issued upon satisfaction of certain milestones pursuant to the terms of restricted stock unit awards granted under our Diamond Award Plan. For a description of the Diamond Award Plan, see “Equity-Based Incentive Compensation” above.

(3)	Amounts in this column reflect the aggregate grant date fair value of the stock awards and option awards granted during 2016, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(4)	The stock awards were approved by the Compensation Committee on February 11, 2016, and granted on the last trading day of the month as part of each named executive officer’s payout under the Company’s 2015 Bonus Program. The stock awards were fully vested at grant.

(5)	Amounts reflect the 2016 Reverse Split. The pre-split number of shares granted to Mr. Swisher and Mr. Bjerkholt were 137,533 and 80,000, respectively.

(6)	All options were approved by the Compensation Committee on November 11, 2016 and granted on the last trading day of the month under the terms of our 2011 Plan, with an exercise price per share equal to the closing price of our common stock on the grant date. 25% of the shares subject to each option shall vest on the first anniversary of the vesting commencement date, and the remainder vest in equal monthly installments over the subsequent three years.

Outstanding Equity Awards at Fiscal Year-End

The following information sets forth the outstanding option awards and stock awards held by our named executive officers as of December 31, 2016. All information reflects the 2016 Reverse Split, as applicable.

	Grant Date		Option Awards(1)					Stock Awards
Name			Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Daniel N. Swisher, Jr. CEO and President	9/13/07		4,306	—		93.24	9/13/17	—	—
	8/31/09		18,333	—		17.64	8/31/19	—	—
	6/30/11		118,435	—		12.54	6/30/21	—	—
	2/29/12		70,834	—		10.44	2/28/22	—	—
	2/28/13		47,917	2,083		31.32	2/28/23	—	—
	2/28/14		35,418	14,583		39.30	2/28/24	—	—
	10/31/14		27,085	22,915		10.20	10/31/24	—	—
	2/27/15	(3)	—	—		—	—	10,000	36,200
	11/30/15		47,667	62,333	(4)	6.18	11/30/25	—	—
	11/30/16		—	240,000	(5)	4.00	11/30/26	—	—
Eric H. Bjerkholt Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary	9/13/07		2,500	—		93.24	9/13/17	—	—
	6/30/08		1,875	—		51.84	6/30/18	—	—
	8/31/09		12,500	—		17.64	8/31/19	—	—
	6/30/11		75,000	—		12.54	6/30/21	—	—
	2/29/12		19,167	—		10.44	2/28/22	—	—
	2/28/13		15,973	694		31.32	2/28/23	—	—
	2/28/14		14,757	6,076		39.30	2/28/24	—	—
	10/31/14		12,640	10,694		10.20	10/31/24	—	—
	2/27/15	(3)	—	—		—	—	5,417	19,610
	11/30/15		19,500	25,500	(4)	6.18	11/30/25	—	—
	11/30/16		—	95,000	(5)	4.00	11/30/26	—	—

(1)	All of the option awards granted since March 2011 were granted under the 2011 Plan and all of the option awards granted before March 2011 were granted under the 2005 Plan. Unless stated otherwise, all option awards vest monthly during the 48-month period measured from the grant date, subject to the holder’s continued service with us.

(2)	The market or payout value is calculated based on the closing price of our common stock on December 30, 2016, the last trading day of 2016, or $3.62.

(3)	The restricted stock unit awards were granted pursuant to the Diamond Award Plan under the 2011 Plan. The awards vest, if at all, upon achievement by the Company of the earlier of (a) acceptance of an NDA for vosaroxin by the FDA or (b) approval of a Marketing Authorization Plan for vosaroxin by the EMA, each subject to determination by the Compensation Committee of achievement of such milestone and to the named executive officer providing services to us as of such determination date. Unvested awards are forfeited upon termination of employment with us.

(4)	40% of the shares subject to this option award vest on the one year anniversary of the vesting commencement date (November 30, 2016), with the remaining shares vesting in 18 equal monthly installments thereafter.

(5)	25% of the shares subject to this option award vest on the one year anniversary of the vesting commencement date (November 30, 2017), with the remaining shares vesting in equal monthly installments over the subsequent three years.

Option Exercises and Stock Vested

Neither of our named executive officers exercised options during the year ended December 31, 2016. No stock awards held by our named executive officers vested during the year ended December 31, 2016.

Potential Payments upon Termination or Change of Control

Executive Severance Benefits Agreements

We have entered into executive severance benefits agreements with Mr. Swisher and Mr. Bjerkholt to provide certain benefits upon a change of control or termination of employment. On April 7, 2017, Mr. Bjerkholt tendered his resignation as an officer and employee of the Company, effective April 27, 2017. Because Mr. Bjerkholt’s resignation is a voluntary termination, Mr. Bjerkholt is not entitled to any benefits under his executive severance benefits agreement in connection with his resignation. The description below of Mr. Bjerkholt’s rights under his executive severance benefits agreement is applicable until the effective date of his resignation.

The Compensation Committee believes such agreements help us attract and retain employees in a marketplace where such protections are commonly offered by our peer companies. We also believe that severance protections offered upon terminations arising in connection with a change of control allow our executives to assess a potential change of control objectively, without regard to the potential impact of the transaction on their own job security. At the time we originally entered into the executive severance benefits agreements with Mr. Swisher and Mr. Bjerkholt, the Compensation Committee determined that the terms of such executive severance benefits agreements reflected industry standard severance payments, benefits and equity acceleration.

Mr. Swisher. Pursuant to the Third Amended and Restated Executive Severance Benefits Agreement, dated April 13, 2016, by and between us and Mr. Swisher, if, prior to or more than 12 months following the effective date of a change of control, Mr. Swisher is terminated without cause or is constructively terminated, he is entitled to receive a payment equal to 12 months’ salary and continued health benefits for a maximum period of the first 12 months following termination (which may be terminated earlier upon his coverage by a new employer), subject to the execution of a general release in favor of Sunesis. If, on or within 12 months following the effective date of a change of control, Mr. Swisher is terminated without cause or he is constructively terminated, he is entitled to receive a payment equal to 18 months’ salary, a bonus in the amount of 18/12ths of Mr. Swisher’s target annual bonus for the applicable fiscal year and continued health benefits for a maximum of 18 months following termination (which may be terminated earlier upon his coverage by a new employer), subject to the execution of a general release in favor of Sunesis. Under Mr. Swisher’s executive severance benefits agreement, he will also be eligible for certain option acceleration benefits, as described in more detail below.

Mr. Bjerkholt. Under the Third Amended and Restated Executive Severance Benefits Agreement, dated April 13, 2016, by and between us and Mr. Bjerkholt, if, prior to or more than 12 months following the effective date of a change of control, Mr. Bjerkholt is terminated without cause or is constructively terminated, he is entitled to receive a payment equal to nine months’ salary and continued health benefits for a maximum period of the first nine months following termination (which may be terminated earlier upon his coverage by a new employer), subject to the execution of a general release in favor of Sunesis. If, on or within 12 months following the effective date of a change of control, Mr. Bjerkholt is terminated without cause or he is constructively terminated, he is entitled to receive a payment equal to 14 months’ salary, a bonus in the amount of 14/12ths of Mr. Bjerkholt’s target annual bonus for the applicable fiscal year and continued health benefits for a maximum of 14 months following termination (which may be terminated earlier upon his coverage by a new employer), subject to the execution of a general release in favor of Sunesis. Under Mr. Bjerkholt’s executive severance benefits agreement, he will also be eligible for certain option acceleration benefits, as described in more detail below.

Under the executive severance benefits agreements with Mr. Swisher and Mr. Bjerkholt, in connection with a change of control of Sunesis, the vesting of 50% of each such named executive officer’s outstanding unvested option awards is automatically accelerated immediately prior to the effective date of such change of control. Further, in the event of a termination without cause or a constructive termination of Mr. Swisher and Mr. Bjerkholt (i) within 12 months following a change of control, 100% of such executive officer’s outstanding unvested awards would automatically accelerate on the date of termination, or (ii) if prior to or more than 12 months following a change of control, the outstanding awards that would have vested over the 12 month period following the date of termination would automatically accelerate for Mr. Swisher and Mr. Bjerkholt.

In general, a “change of control” under the executive severance benefits agreements includes (a) an acquisition transaction in which a person or group becomes the beneficial owner of more than 50% of our voting stock (with certain exceptions as described in the agreements); (b) the consummation of certain types of corporate transactions, such as a merger, consolidation, reorganization, business combination or sale of all or substantially all of our assets; or (c) the approval of a liquidation or dissolution of the Company by its stockholders.

Each of the executive severance benefits agreements described above provides that, in the event that any benefits provided in connection with a change of control (or a related termination of employment) would be subject to the 20% excise tax imposed by Section 4999 of the Code, the executive officer will receive the greater, on an after-tax basis (taking account of all federal, state and local taxes and excise taxes), of such benefits or such lesser amount of benefits as would result in no portion of the benefits being subject to the excise tax. An executive officer’s receipt of any severance benefits is subject to his execution of a release in favor of Sunesis. Any benefits under the executive severance benefits agreement would terminate immediately if the executive officer, at any time, violates any proprietary information or confidentiality obligation to us.

Retirement Savings

We encourage our executives and employees generally to plan for retirement compensation through voluntary participation in our 401(k) Plan. All of our employees, including our executives, may participate in our 401(k) Plan by making pre-tax contributions from wages of up to 60% of their annual cash compensation, up to the current Internal Revenue Service limits. All of our executives can participate in the 401(k) Plan on the same terms as our employees. We believe this program is comparable with programs offered by our peer companies and assists us in attracting and retaining our executives.

During the years ended December 31, 2016, 2015 and 2014, Mr. Swisher and Mr. Bjerkholt elected to defer a portion of their compensation under the 401(k) Plan and, as a result, received corresponding matching contributions from us.

Change of Control Equity Incentive Plan Protections

Our 2005 Plan provides that upon certain events, including a merger, our Board (or any committee delegated authority by our Board) may, in its discretion, make proportionate adjustments it deems appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the applicable plan, (ii) the terms and conditions of any outstanding awards, and (iii) and the grant or exercise price of any outstanding awards.

In addition, our 2005 Plan includes change of control provisions, which may result in the accelerated vesting of outstanding awards. In the event of a change of control where a participant’s awards are assumed by the surviving or successor entity or such successor substitutes substantially similar awards for those outstanding, then 50% of such participant’s unvested awards shall become fully exercisable, and all forfeiture restrictions shall lapse, immediately prior to such change of control. The vesting of any remaining unvested shares would accelerate and immediately vest in the event the participant is terminated without cause or resigns for good reason within 12 months following such change of control. Alternatively, if a change of control occurs and a participant’s outstanding awards are not assumed by the surviving or successor entity and such successor does not substitute substantially similar awards for those awards outstanding under the 2005 Plan, such outstanding awards shall become fully exercisable, and all forfeiture restrictions on such outstanding awards shall lapse. Upon or in anticipation of a change of control, the Board (or any committee delegated authority by our Board) may cause any outstanding awards to terminate and shall give participants the right to exercise such awards during a period of time the Board (or committee) shall determine.

Pursuant to our 2011 Plan, a stock award may be subject to additional acceleration of vesting upon or after a “change in control,” as provided in the applicable stock award agreement or any other written agreement between the Company and the participant. In the absence of such provision, the 2011 Plan shall govern. Under the 2011 Plan, if the surviving or acquiring entity (or its parent company) elects not to assume or substitute for outstanding stock awards, then, with respect to any such stock awards that are held by participants whose service with us or an affiliate has not terminated as of immediately prior to the change in control, the vesting and exercisability of such stock awards will be accelerated in full. In the event of a change in control in which the surviving or acquiring entity (or its parent company) assumes or continues substantially similar awards for outstanding stock awards and if such participant’s continuous service terminates due to an involuntary termination (not including death or disability) without cause or due to a voluntary resignation for good reason on or within 12 months after the effective time of such change in control, the vesting and exercisability of such stock awards will be accelerated in full effective as of the date of the participant’s termination of continuous service.

We believe that the terms of our equity incentive plans described above are consistent with industry practice.

Summary of Estimated Amounts Payable upon a Termination or Change of Control

The table below estimates the amounts payable to our named executive officers upon (a) a change of control, (b) a termination without cause or constructive termination, and (c) a termination without cause or constructive termination within 12 months following the effective date of a change in control, each as of December 31, 2016, using $3.62, the closing price of our common stock on December 30, 2016, the last trading day prior to December 31, 2016.

Name	Benefit	Change of Control ($)(1)	Termination Not in Connection with a Change of Control ($)(2)	Termination in Connection with a Change of Control ($)(3)
Daniel N. Swisher, Jr.	Lump Sum Cash Severance Payment	—	515,000	772,500
	Lump Sum Target Bonus Payment	—	—	424,875
	COBRA Payments(4)	—	28,881	43,322
	Vesting Acceleration(5)	18,100	—	36,200

	Benefit Total	18,100	543,881	1,276,897

Eric H. Bjerkholt(6)	Lump Sum Cash Severance Payment	—	309,000	480,667
	Lump Sum Target Bonus Payment	—	—	192,267
	COBRA Payments(4)	—	20,702	32,203
	Vesting Acceleration(5)	9,805	—	19,610

	Benefit Total	9,805	329,702	724,746

(1)	These benefits would be payable by us pursuant to the executive severance benefits agreements with Mr. Swisher and Mr. Bjerkholt in connection with a change of control.

(2)	These benefits would be payable by us pursuant to the executive severance benefits agreements if an officer is terminated without cause or is constructively terminated and such termination occurs prior to or more than 12 months following the effective date of a change of control, assuming such termination took place on December 31, 2016.

(3)	These benefits would be payable by us pursuant to the executive severance benefits agreements if an officer is terminated without cause or is constructively terminated and such termination occurs on or within 12 months following the effective date of a change of control, assuming such termination took place on December 31, 2016.

(4)	COBRA payments would be payable by us pursuant to the executive severance benefits agreements for the duration of the applicable severance period.

(5)	The value of equity award vesting acceleration is based on the closing price of $3.62 per share of our common stock on December 30, 2016, the last trading day prior to December 31, 2016, minus the exercise price of the unvested stock options subject to acceleration. All unvested stock options held by our named executive officers have an exercise price greater than $3.62, so no value is reported in the table for unvested stock options. Amounts in the table reflect acceleration of the performance-based restricted stock unit awards granted in 2015 pursuant to our Diamond Award Plan. For the “Termination Not in Connection with a Change of Control” column, no value is reported for unvested performance-based restricted stock unit awards, as no amount of such awards is otherwise probable to vest in the 12 months following the assumed termination date of December 31, 2016. For a description of such options and restricted stock unit awards, see “Outstanding Equity Awards at Fiscal Year-End” above.

(6)	On April 7, 2017, Mr. Bjerkholt tendered his resignation as an officer and employee of the Company, effective April 27, 2017. Because Mr. Bjerkholt’s resignation is a voluntary termination, Mr. Bjerkholt is not entitled to any benefits under his executive severance benefits agreement in connection with his resignation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

In connection with the audit of our 2016 financial statements, we entered into an engagement agreement with Ernst & Young, which sets forth the terms by which Ernst & Young will perform audit and interim services for us.

The following is a summary of the aggregate fees billed to us by Ernst & Young, our independent registered public accounting firm, for the years ended December 31, 2016 and 2015 for each of the following categories of professional services:

	Year Ended December 31,
Fee Category	2016	2015
Audit fees(1)	$608,930	$720,820
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$608,930	$720,820

(1)	Audit fees for 2016 and 2015 included the aggregate fees and out-of-pocket expenses for professional services rendered for: (a) the audit of our consolidated financial statements, (b) the review of our interim financial statements, (c) the provision of auditor comfort letters to Cantor Fitzgerald & Co. in relation to our controlled equity offering sales agreements with Cantor, (d) provision of comfort letters and consents and review of documents filed with the SEC in connection with our follow-on offerings completed in December 2015 and October 2016, and (e) provision of comfort letters and consents and review of documents related to registration statements on forms S-3 and S-8 and other SEC filings. In addition, the audit fees for 2015 included fees incurred in connection with the audit of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

All of the fees described above were pre-approved by the Audit Committee.

Pre-approval Policies

The Audit Committee has adopted a policy relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to pre-approval procedures established by the Audit Committee, including policies for delegating authority to a member of the Audit Committee. Any service that is approved pursuant to a delegation of authority to a member of the Audit Committee must be reported to the full Audit Committee at a subsequent meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young as described above is compatible with maintaining their independence.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Related Party Transactions

There were no other related party transactions since January 2016 with our executive officers, directors and beneficial owners of five percent or more of our securities.

Related Person Transactions Policy and Procedure

It is our policy that any transaction with an executive officer, director, nominee for the election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, must first be presented to the Audit Committee for review, consideration and approval, to the extent required by SEC regulations. This policy is included in our Code of Business Conduct and Ethics.

Registration Rights

In June 2013, we entered into an agreement with certain investors terminating the existing registration rights held by such investors and granting them replacement registration rights covering the common stock held by them. We have filed a registration statement under the Securities Act registering the resale of shares of our common stock held by these investors, including shares upon exercise of certain warrants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 1, 2017 (except as noted), information regarding beneficial ownership of our common stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;

•	each of our NEOs;

•	each director and nominee for director; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, and includes options and warrants that are exercisable and Series B preferred stock convertible as of or within 60 days of March 1, 2017. Shares of common stock subject to stock options and warrants exercisable and Series B and Series C preferred stock convertible as of or within 60 days of March 1, 2017 are deemed to be outstanding for computing the percentage ownership of the person holding these options and warrants and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

This table lists applicable percentage ownership based on 20,936,943 shares of common stock outstanding as of March 1, 2017. Unless otherwise indicated, the address for each of the beneficial owners in the table below is c/o Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080.

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)(2)	Percentage of Common Stock Beneficially Owned (%)
5% Stockholders:
Entities affiliated with BVF Inc.(3)	2,165,720	9.98%
Entities affiliated with Great Point Partners, LLC(4)	1,987,871	9.29%
Entities affiliated with Growth Equity Opportunities Fund, LLC(5)	1,298,274	6.20%
Entities affiliated with Aisling Capital IV, LP(6)	1,293,574	6.18%
Entities affiliated with Bay City Capital(7)	1,228,968	5.87%
Entities affiliated with Palo Alto Investors, LLC(8)	1,162,473	5.55%
Entities affiliated with DAFNA Capital Management, LLC(9)	1,133,583	5.41%
Named Executive Officers and Directors:
Dayton Misfeldt(10)	1,262,578	6.02%
Daniel N. Swisher, Jr.(11)	476,782	2.24%
Eric H. Bjerkholt(12)	221,673	1.05%
Steven B. Ketchum, Ph.D.(13)	64,693	*
James W. Young, Ph.D.(14)	46,756	*
Matthew K. Fust(15)	35,833	*
Homer L. Pearce, Ph.D.(16)	35,833	*

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)(2)	Percentage of Common Stock Beneficially Owned (%)
David C. Stump, M.D.(17)	35,833	*
Steve R. Carchedi(18)	21,388	*
Geoffrey M Parker (19)	20,844	*
All executive officers and directors as a group (10 persons)	2,222,213	10.21%

*	Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our capital stock.

(1)	This table is based upon information provided to us by our executive officers and directors and upon information about principal stockholders known to us based on Schedules 13G and 13D filed with the SEC and otherwise available.

(2)	Includes shares issuable pursuant to stock options and warrants exercisable and Series B and Series C preferred stock convertible within 60 days of March 1, 2017.

(3)	Based on the 13G/A filing on February 14, 2017, as of December 31, 2016, BVF Inc. and its related entities beneficially held 1,392,720 shares of common stock, 13,639 shares of Series B preferred stock and 1,558 shares of Series C preferred stock. BVF Partners L.P., or Partners, is the general partner of Biotechnology Value Fund, L.P., or BVF, and Biotechnology Value Fund II, L.P., or BVF II, is the investment manager of Biotechnology Value Trading Fund OS LP, or Trading Fund OS, and the sole member of BVF Partners OS Ltd, or Partners OS. BVF Inc. is the general partner of Partners, and Mark N. Lampert is a director and officer of BVF Inc. Partners OS disclaims beneficial ownership of the shares of common stock beneficially owned by Trading Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of common stock beneficially owned by BVF, BVF2, Trading Fund OS, and certain Partners management accounts. Series B and Series preferred stock per their terms shall not be converted if, after such conversion, its holding group would beneficially own more than 9.98% of the number of shares of common stock then issued and outstanding. The address of the principal business and office of BVF Inc. and its affiliates is 1 Sansome Street, 30th Floor, San Francisco, California 94104.

(4)	Based on the 13G/A filing on February 14, 2017, as of December 31, 2016, included (i) 396,645 shares of our common stock and shares of Series B preferred stock convertible into 109,821 shares of our common stock held by Biomedical Value Fund, L.P., or BioVF, (ii) 571,677 shares of our common stock and shares of Series B preferred stock convertible into 158,283 shares of our common stock held by Biomedical Offshore Value Fund, Ltd., or BOVF, (iii) 443,277 shares of our common stock and shares of Series B preferred stock convertible into 122,718 shares of our common stock held by GEF-SMA, LP, or GEF-SMA, and (iv) 126,324 shares of our common stock and shares of Series B preferred stock convertible into 59,176 shares of our common stock held by Class D Series of GEF-PS, LP, or GEF-PS. Great Point Partners, LLC, or Great Point, is the investment manager of BioVF, BOVF, GEF-SMA and GEF-PS. Dr. Jeffrey R. Jay, M.D., or Dr. Jay, is senior managing member of Great Point, and Mr. David Kroin, or Mr. Kroin, is special managing member of Great Point. Series B preferred stock per its terms shall not be converted if, after such conversion, its holding group would beneficially own more than 9.98% of the number of shares of common stock then issued and outstanding. The address of the principal business and office of Great Point and its affiliates is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(5)	Based on the 13D/A filing on January 7, 2016, as of December 21, 2015, each of Growth Equity Opportunities Fund, LLC, or GEO, New Enterprise Associates 12, Limited Partnership, or NEA 12, NEA

Partners 12, Limited Partnership, or NEA Partners 12, NEA 12 GP, LLC, or NEA 12 GP, Michael James Barrett, or Barrett, Peter J. Barris, or Barris, Forest Baskett, or Baskett, Patrick J. Kerins, or Kerins, Krishna S. Kolluri, or Kolluri, and Scott D. Sandell, or Sandell, had shared power to vote 1,298,274 (adjusted for the 2016 Reverse Split) shares of common stock and shared power to dispose of 1,298,274 (adjusted for the 2016 Reverse Split) shares of common stock. The sole member of GEO NEA 12, NEA Partners 12 is the sole general partner of NEA 12, and NEA 12 GP is the sole general partner of NEA Partners 12. Barrett, Barris, Baskett, Ryan D. Drant, Kerins, Kolluri and Sandell are the individual managers of NEA 12 GP. Each of the above named entities and persons, except GEO, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein, if any. The address for GEO is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(6)

Based on the 13G filing on January 6, 2017, as of December 21, 2016. Aisling Capital Partners IV LLC, or Aisling Partners GP, is a general partner of Aisling Capital Partners IV, LP, which is a general partner of Aisling Capital IV, LP, or Aisling. Mr. Steve Elms and Mr. Andrew Schiff is each a managing member of Aisling Partners GP. Each of Aisling, Aisling Partners and Aisling Partners GP may be deemed to have sole power to direct the voting and disposition of the shares of common stock beneficially owned by Aisling. Each of Messrs. Elms and Schiff may be deemed to share the power to direct the voting and the disposition of the shares of common stock beneficially owned by AislingThe address of the principal business and office of Aisling and its affiliates is 888 Seventh Avenue, 12th Floor, New York, NY 10106.

(7)	Based on the 13D/A filing on December 22, 2015, as of December 21, 2015, (adjusted for the 2016 Reverse Split) included (i) 252 shares of our common stock held by Bay City Capital LLC, or BCC, (ii) 1,205,740 shares of common stock held by Bay City Capital Fund V, L.P., or Fund V, and (iii) 22,976 shares of common stock held by Bay City Capital Fund V Co-Investment Fund, L.P., or Co-Investment V. BCC is the manager of Bay City Capital Management V, LLC, or Management V. Management V is the general partner of Fund V and Co-Investment V and has sole voting and dispositive power with respect to the securities held by Fund V and Co-Investment V. BCC is also an advisor to Fund V and Co-Investment V. Dayton Misfeldt, a member of our Board, is a partner of BCC. The address of the principal business and office of Bay City Capital and its affiliates is 750 Battery Street, Suite 400, San Francisco, California 94111.

(8)	Based on the 13G/A filing on January 13, 2017, as of December 31, 2016, each of Patrick Lee, or Lee, and Anthony Joonkyoo Yun, or Yun, had shared power to vote 1,162,473 shares of common stock and shared power to dispose of 1,162,473 shares of common stock. Lee and Yun co-manage Palo Alto Investors, LLC, or PAI. Each of Lee, Yun and PAI expressly disclaims membership in a group and disclaims beneficial ownership of our securities held by them except to the extent of that person’s pecuniary interest therein. The address of the principal business and office of PAI and its affiliates is 470 University Avenue, Palo Alto, CA 94301.

(9)	Based on the 13G filing on February 14, 2017, as of December 31, 2016. DAFNA Capital Management, LLC, or DAFNA, in its capacity as investment adviser to DAFNA LifeScience, L.P. and DAFNA LifeScience Select, L.P., or collectively, the Funds, may be deemed to be the beneficial owner of the shares of common stock owned by the Funds, as in its capacity as investment adviser it has the power to dispose, direct the disposition of, and vote the shares of the issuer owned by the Funds. Nathan Fischel and Fariba Ghodsian are part-owners of DAFNA and may be deemed to beneficially own the shares of common stock owned by the Funds. Drs. Fischel and Ghodsian disclaim beneficial ownership of the securities owned by the Funds. The address of the principal business and office of DAFNA and its affiliates is 10990 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90024.

(10)

Includes the shares of our common stock outstanding detailed in Note (7) above held by the entities affiliated with BCC. Mr. Misfeldt is a partner of BCC. BCC is the manager of Management V. Management V, the general partner of Fund V and Co-Investment V, has sole voting and dispositive power with respect to the securities held by Fund V and Co-Investment V. BCC, as the manager of Management V, is also an advisor to Fund V and Co-Investment V. Also includes options held by Mr. Misfeldt to purchase 33,610 shares of our common stock exercisable within 60 days of March 1, 2017. The address for Mr. Misfeldt is c/o Bay City Capital, 750 Battery Street, Suite 400, San Francisco, California 94111.

(11)	Includes options held by Mr. Swisher to purchase 395,076 shares of our common stock that are exercisable within 60 days of March 1, 2017. Also includes 33,289 shares of common stock outstanding that are held in the Swisher Revocable Trust for which Mr. Swisher is the trustee.

(12)	Includes options held by Mr. Bjerkholt to purchase 184,285 shares of our common stock exercisable within 60 days of March 1, 2017. Also includes 13,971 shares of common stock outstanding that are held in the Bjerkholt/Hahn Family Trust for which Mr. Bjerkholt is the trustee.

(13)	Includes options held by Dr. Ketchum to purchase 50,650 shares of our common stock exercisable within 60 days of March 1, 2017.

(14)	Includes 652 shares of our common stock held by family members of Dr. Young. Dr. Young disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Also includes options held by Dr. Young to purchase 39,305 shares of common stock that are exercisable within 60 days of March 1, 2017.

(15)	Consists of options held by Mr. Fust to purchase 35,833 shares of our common stock exercisable within 60 days of March 1, 2017.

(16)	Consists of options held by Dr. Pearce to purchase 35,833 shares of our common stock exercisable within 60 days of March 1, 2017.

(17)	Consists of options held by Dr. Stump to purchase 35,833 shares of our common stock exercisable within 60 days of March 1, 2017.

(18)	Includes options held by Mr. Carchedi to purchase 21,388 shares of our common stock exercisable within 60 days of March 1, 2017.

(19)	Consists of options held by Mr. Parker to purchase 6,770 shares of our common stock exercisable within 60 days of March 1, 2017.

OTHER INFORMATION

Stockholder Proposals for Inclusion in our 2018 Proxy Statement

Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to the 2018 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than December 21, 2017. However, if our 2018 annual meeting of stockholders is not held between May 1, 2018 and June 30, 2018, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. Such proposals should be submitted to our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080.

Our bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals, not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received in writing by our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080 not less than 120 days before the one year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2018 annual meeting, such a proposal must be received by us on or before December 21, 2017. If the date of the annual meeting is before May 1, 2018 or after June 30, 2018, our Corporate Secretary must receive such notice no later than the close of business on the later of 120 calendar days in advance of such annual meeting and 10 calendar days following the date on which public announcement of the date of such meeting is first made. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairman of the 2018 annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, if you do not also comply with the requirements of Regulation 14A under the Exchange Act, our management will have discretionary authority to vote all shares for which it has proxies in opposition to any such stockholder proposal or director nomination.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials in the future, you please notify your broker or write or call either (i) our Investor Relations Department at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, Attention: Corporate Secretary, telephone: (650) 266-3500, or (ii) Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, telephone: (866) 540-7095. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. If you revoke your consent, we will promptly deliver to you a separate copy of the proxy materials. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Other Matters at the Annual Meeting

The Board knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

By Order of the Board of Directors,

Daniel N. Swisher, Jr.

Chief Executive Officer and President

April 20, 2017

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016, AS FILED WITH THE SEC, INCLUDING COPIES OF THE EXHIBITS TO OUR ANNUAL REPORT ON FORM 10-K IF SPECIFICALLY REQUESTED, IS AVAILABLE WITHOUT CHARGE, UPON WRITTEN REQUEST OF ANY STOCKHOLDER. PLEASE ADDRESS ALL SUCH REQUESTS TO OUR INVESTOR RELATIONS DEPARTMENT AT SUNESIS PHARMACEUTICALS, INC., 395 OYSTER POINT BOULEVARD, SUITE 400, SOUTH SAN FRANCISCO, CALIFORNIA 94080, ATTENTION: CORPORATE SECRETARY BY TELEPHONE TO: (650) 266-3500, OR BY E-MAIL TO: CORPORATESECRETARY@SUNESIS.COM.

Appendix A

SUNESIS PHARMACEUTICALS, INC.

AMENDED 2011 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 15, 2011

APPROVED BY THE STOCKHOLDERS: JUNE 3, 2011

AMENDED BY THE BOARD OF DIRECTORS: MARCH 22, 2017

APPROVED BY THE STOCKHOLDERS:

TERMINATION DATE: MARCH 15, 2021

1. GENERAL.

(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Company’s 1998 Stock Plan (the “1998 Plan”), the Company’s 2001 Stock Plan (the “2001 Plan”), the Company’s 2005 Equity Incentive Award Plan (the “2005 Plan”), and the Company’s 2006 Employment Commencement Incentive Plan (the “2006 Plan,” together with the 1998 Plan, the 2001 Plan, and the 2005 Plan, the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any shares remaining available as of the Effective Date that could then be made subject to new grants under the Prior Plans (the “Prior Plans’ Available Reserve”) shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plan; provided, however, that any shares underlying stock awards granted under the Prior Plans that are outstanding as of the Effective Date but that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares from and after the Effective Date (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time: (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are providing Continuous Service to the Company or any of its Subsidiaries who are not Officers to be recipients of Options and Stock Appreciation Rights (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Except to the extent necessary under Section 9(a) relating to Capitalization Adjustments, neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 1,006,976 shares (the “Share Reserve”), which number is the sum of (i) the number of shares subject to the Prior Plans’ Available Reserve, (ii) an additional 733,333 new shares, plus (iii) an additional number of shares in an amount not to exceed 183,676 shares (which number consists of the Returning Shares, if any, as such shares become available from time to time). In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2012 and ending on (and including) January 1, 2021, in an amount equal to 4% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the limitation in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Further, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased shall revert to and again become available for issuance under the Plan. Any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 15,000,000 shares of Common Stock.

(d) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of 3,000,000 shares of Common Stock subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Awards are approved by the Company’s stockholders.

(e) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable award agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s

Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 18 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed 333,333 shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of $2,000,000. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, or (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreements.

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly with at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an

Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d) and 6(c)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, the following provisions shall govern:

(i) If a Change in Control occurs and the Stock Awards of a Participant who is, as of immediately prior to the Change in Control, providing Continuous Service (a “Current Participant”) are not assumed by the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) or such successor corporation does not substitute substantially similar awards for those Stock Awards outstanding under the Plan, such Stock Awards shall become fully vested (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) and any reacquisition or repurchase rights held by the Company with respect to the Stock Award shall lapse. The Board, in its sole discretion, shall determine whether a Stock Award has been assumed by the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) or whether such successor corporation has substituted substantially similar awards for those Stock Awards outstanding under the Plan in connection with a Change in Control.

(ii) In the event of a Change in Control in which the Current Participant’s Stock Awards are assumed by the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) or such successor corporation or such successor corporation continues substantially similar awards for those Stock Awards outstanding under the Plan, if such Current Participant’s Continuous Services terminates due to an involuntary termination (not including death or Disability) without Cause by the Company or due to a voluntary termination that is a Resignation for Good Reason by the Participant, in either case on or within 12 months after the effective time of the Change in Control, and provided such termination of service is a “separation from service” as defined under Treasury Regulation Section 1.409A-1(h)), then, effective as of the date of the termination of Continuous Service, such Stock Awards shall become fully vested (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) and any reacquisition or repurchase rights held by the Company with respect to the Stock Award shall lapse. Such Stock Awards shall remain exercisable, as applicable, until the earlier of the expiration date of the Stock Award or three months following such Current Participant’s termination of Continuous Service.

(e) Parachute Payments. Unless otherwise provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of Stock Awards other than Options; cancellation of accelerated vesting of Options; and reduction of employee benefits. In the event that acceleration of vesting of Stock Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant’s applicable type of Stock Awards (i.e., earliest granted Stock Award cancelled last).

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Participant and the Company within 15 calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as requested by the Participant or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Participant and the Company with an opinion that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Participant and the Company.

10. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11. EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the Effective Date.

12. CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s commission of an act of fraud, embezzlement or dishonesty that has a material adverse impact on the Company or an Affiliate; (ii) the Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony; (iii) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or an Affiliate that has a material adverse impact on such entity; or (iv) the Participant’s intentional misconduct that has a material adverse impact on the Company or an Affiliate. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board;

provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

In addition, to the extent required for compliance with Section 409A of the Code, in no event shall a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Sunesis Pharmaceuticals, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service shall be made, and such term shall be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event shall an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of the Plan, which is the date of the annual meeting of the stockholders of the Company held in 2011, provided that the Plan is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles,” (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; and (9) to exclude the effects of stock based compensation and/or the award of bonuses under the Company’s bonus plans. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this Sunesis Pharmaceuticals, Inc. 2011 Equity Incentive Plan.

(pp) “Resignation for Good Reason” means voluntary termination by a Participant from all positions he or she then holds with the Company, which resignation results in a “separation from service” with the Company within the meaning of Treasury Regulation Section 1.409A-1(h), effective within a period of 90 days after the Participant provides written notice to the Company after the initial occurrence of one of the following actions taken without his or her written consent, which written notice must be provided within 30 days after the initial occurrence of one of the following actions, and must reasonably specify the particulars of the action; provided, however, that following the receipt of notice by the Company, the Company shall have a period of 30 days during which to remedy the action giving rise to a Resignation for Good Reason and if such action is materially remedied by the Company during such period, no event giving rise to a right for a Resignation for Good Reason shall be deemed to have occurred:

(i) the assignment to the Participant of any duties or responsibilities that results in a material diminution in the Participant’s employment role in the Company as in effect immediately prior to the date of such actions; provided, however, that mere changes in the Participant’s title or reporting relationships alone shall not constitute a basis for Resignation for Good Reason;

(ii) a greater than 10% aggregate reduction by the Company in the Participant’s annual base salary (that is, a material reduction in base compensation), as in effect immediately prior to the date of such actions; provided, however, that if there are across-the-board proportionate salary reductions for all other similarly situated Employees or Consultants, as determined by the Board, by the same percentage amount as part of a general salary reduction, the reduction as to that Participant shall not constitute a basis for Resignation for Good Reason; or

(iii) a non-temporary relocation of the Participant’s business office to a location that increases Participant’s one way commute by more than 50 miles from the location at which the Participant performs duties as of immediately prior to the date of such action.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Securities Act” means the Securities Act of 1933, as amended.

(ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate.

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SUNESIS PHARMACEUTICALS, INC. 395 OYSTER POINT BLVD. SUITE 400 SOUTH SAN FRANCISCO, CA 94080	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E06185-P73623 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SUNESIS PHARMACEUTICALS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following: Vote on Directors		☐	☐	☐
1.	To elect the two nominees for director named below to hold office as Class III members of the Board of Directors until the 2020 annual meeting of stockholders.
Nominees:
01) David C. Stump, M.D. 02) Daniel N. Swisher, Jr.

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
2.	To approve, on an advisory basis, the compensation of our named executive officers.					☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Sunesis for the year ending December 31, 2017.					☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
4.	To approve the stock option exchange program.					☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
5.	To approve the amendment of the Sunesis 2011 Equity Incentive Plan.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, Annual Report on Form 10-K and Proxy Statement are available at www.proxyvote.com.
E06186-P73623

SUNESIS PHARMACEUTICALS, INC. Annual Meeting of Stockholders May 31, 2017 11:00 A.M. (Pacific) This proxy is solicited by the Board of Directors

The undersigned stockholder of SUNESIS PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and proxy statement for the 2017 Annual Meeting of Stockholders of Sunesis Pharmaceuticals, Inc., and hereby appoints Daniel N. Swisher, Jr. and James W. Young, Ph.D., as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Annual Meeting of Stockholders of Sunesis Pharmaceuticals, Inc. to be held on Wednesday, May 31, 2017 at 11:00 A.M. local time, at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, and at any and all adjournments, continuations or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

If you return your signed proxy card to us or otherwise vote before the Annual Meeting, we will vote the shares as you direct. If you are a stockholder of record, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the Annual Meeting as follows, unless there are different instructions on the proxy: FOR the election of the two directors nominated by the Board of Directors as Class III directors to serve until the 2020 Annual Meeting of Stockholders (Proposal No. 1); FOR, to approve on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement (Proposal No. 2); FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Sunesis for the year ending December 31, 2017 (Proposal No. 3); FOR, to approve the stock option exchange program, as disclosed in the proxy statement (Proposal No. 4); FOR, to approve the amendment of the Sunesis 2011 Equity Incentive Plan, as disclosed in the proxy statement (Proposal No. 5); and at the proxyholder’s discretion, on such other matters, if any, that may come before the Annual Meeting.

Continued and to be signed on reverse side